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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ----------------

                                  FORM 8-K

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

                              ----------------


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 14, 1996


                              BJ SERVICES COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           DELAWARE                  1-10570                  63-0084140
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)      (I.R.S. EMPLOYER
     OF INCORPORATION)                                    IDENTIFICATION NO.)




                          5500 NORTHWEST CENTRAL DRIVE
                              HOUSTON, TEXAS 77092
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)




                                 (713) 462-4239
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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
ITEM 2.

ACQUISITION OF NOWSCO

         On April 12, 1996, BJ Services Company (the "Company" or "BJ Services") announced a tender offer (the "Nowsco Tender Offer") to acquire all of the outstanding common shares of Nowsco Well Service Ltd. ("Nowsco") for a price per share of Cdn $27.00 ($19.50 per share). On May 6, 1996, Great Lakes Chemical Corporation ("Great Lakes") made a competing tender offer to acquire all the outstanding common shares of Nowsco for a price per share of Cdn $30.90 ($22.55 per share). On June 3, 1996, the Company amended the Nowsco Tender Offer by increasing the consideration offered to Cdn $35.00 per Nowsco common share ($25.55 per share) and in connection therewith was provided access to Nowsco's confidential information that had been provided to Great Lakes. On June 7, 1996, Great Lakes announced that it would neither extend nor increase the consideration offered under its tender offer for all the common shares of Nowsco. On that date, the Great Lakes tender offer expired. On June 14, 1996, the Company acquired more than 97% of Nowsco's common shares, and on June 28, 1996, the Company acquired the remaining common shares.

         The total purchase price for the acquisition (the "Nowsco Acquisition") of the common shares of Nowsco (including estimated transaction costs of $7.0 million) is estimated to be $581.3 million (Cdn $796.3 million). For the fiscal year ended December 31, 1995, Nowsco reported revenue of Cdn $480.1 million, net income of Cdn $16.2 million (Cdn $.78 per share) and total shareholders' equity of Cdn $286.5 million. Nowsco's operations are conducted in Canada, the United States, Europe, Southeast Asia and Argentina and include oil and gas pressure pumping, coiled tubing, commissioning and pipeline service businesses.

         In June 1996, in connection with the Nowsco Acquisition, the Company entered into a new bank credit facility (the "New Bank Credit Facility") among the Company, BJ Services Company, U.S.A., BJ Services Company Middle East,
BJ Service International, Inc., BJ Services Canada Inc., Bank of America National Trust and Savings Association ("Bank of America"), as agent for the U.S. Banks and as Letter of Credit Issuing Bank, Bank of America Canada, as agent for the Canadian Banks, and the financial institutions named therein (collectively, the "Banks"). The New Bank Credit Facility currently provides for up to $850.0 million in unsecured borrowings in connection with the Nowsco Acquisition, to pay certain existing indebtedness and for general corporate purposes, including a one-year bridge loan facility of $285.0 million, a six-year term loan facility of $315.0 million and a five-year revolving credit facility of $250.0 million (including stand-by letters of credit). An affiliate of Bank of America will act as arranger in syndicating a part of the commitment to a group of financial institutions. The New Bank Credit Facility includes the following covenants, among others: a limitation on liens, security interests and other encumbrances; a limitation on the sale, lease, transfer or other disposition of property; a limitation on permitted consolidations and mergers; a limitation on permitted investments; a limitation on the indebtedness incurred by certain subsidiaries to 10% of consolidated net worth; a limitation on contingent obligations to 10% of consolidated net worth; the maintenance of a maximum capitalization ratio (the ratio of funded indebtedness to total capitalization) of 70% (to be reduced upon giving effect to the Common Stock Offering (as hereinafter defined)) and then declining to 45% in the third fiscal quarter of 1997 and to 40% in the third fiscal quarter of 1998; the maintenance of a minimum consolidated net worth of no less than 90% of net worth as of the end of the most recent fiscal quarter end plus 90% of the aggregate amount of the first $285.0 million of net assets (cash or otherwise) received by the Company from the issuance of any class of capital stock plus 50% of the aggregate amount of any other net assets (cash or otherwise) received by the Company from the issuance of any class of capital stock plus 50% of cumulative net income from April 1, 1996; the maintenance of an EBITDA-to-interest-expense ratio of at least 3.0 to 1.0 during fiscal year
1997 increasing to 3.75 to 1.0 during fiscal year 1998 and 4.25 to 1.0 thereafter; a restriction on amounts payable as dividends and as other "Restricted Payments" (as defined in the New Bank Credit Facility), including the repurchase of stock (no dividends are payable and no stock may be repurchased by the Company until the capitalization ratio is equal to or less than 35%); a limitation on annual capital expenditures for so long as the one-year bridge loan is outstanding to $70.0 million in the aggregate; a mandatory prepayment obligation with respect to certain asset sales; and an obligation to prepay the term loan facility by 50% of the "Free Cash Flow" (as defined in the New Bank Credit Facility) during any fiscal year as long as the Company's capitalization ratio exceeds 35% during any fiscal quarter of such year. Any outstanding amounts under the bridge loan facility will be prepaid from net cash proceeds received by the Company from sales of equity (including the shares to be issued pursuant to the Common Stock Offering) to the extent necessary to reduce the capitalization ratio to 35%.

         The Company has filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933 for the proposed offering of 8,500,000 shares (the "Common Stock Offering") of the Company's common stock, par value $0.10 per share ("Common Stock"), excluding 1,275,000 additional shares of Common Stock subject to purchase upon the exercise by the underwriters of an over-allotment option. The Company will use the net proceeds from the Common Stock Offering to repay certain indebtedness under the New Bank Credit Facility incurred to fund the Nowsco Acquisition, including indebtedness under the bridge loan portion of such facility.

BUSINESS OF NOWSCO

         Nowsco Well Service Ltd. is a corporation incorporated under The Companies Act (Alberta) on August 3, 1965 and continued under the Business Corporations Act (Alberta) by a Certificate of Continuance dated April 19, 1985. Nowsco Well Service Ltd. has a number of wholly owned subsidiaries that conduct business internationally. Unless the context otherwise indicates, Nowsco Well Service Ltd. and its subsidiaries are collectively referred to herein as "Nowsco."

         Nowsco is headquartered in Calgary, Alberta, Canada and provides, on an international basis, specialized products, equipment and technology principally to owners and operators of oil and gas wells for use in the drilling, completion and reworking of such wells and to pipeline operators for testing, commissioning and maintenance services. Nowsco's specialized products, equipment and technology for oil and gas wells are applied primarily in the cementing and stimulation (including acidizing and fracturing) of wells, coiled tubing services and in related applications involving nitrogen and carbon dioxide. Nowsco also offers an industrial nitrogen service to refineries and process facilities, specializing in leak testing, the purging of existing plant facilities and the commissioning of new plant facilities. Services are provided by Nowsco to pipeline operators including engineering, commissioning and isolation services as well as pipeline monitoring technology that measures critical pipeline parameters. In Canada and the United States, Nowsco designs specialized equipment for its own worldwide use and for sale to third parties. Nowsco provides training to a variety of customers and conducts research and development activities that have resulted in technological advances in the areas of the oil and gas industry in which it operates.

          Nowsco owns and leases operating bases worldwide, from which its specialized products, equipment and technology are provided and where inventory is stored. The original cost of Nowsco-owned locations at December 31, 1995 was Cdn $39.2 million, of which approximately Cdn $21.4 million related to bases located in Canada, the majority of which are in Alberta, Saskatchewan and British Columbia. In addition, Nowsco owns properties in the United Kingdom, Germany and Syria with a total cost of Cdn $13.6 million and in the United States with a cost of Cdn $3.5 million and in Argentina totalling Cdn $0.7 million. During 1994, Nowsco completed construction of a new operations center in Aberdeen, Scotland to service the North Sea market. During 1995, Nowsco completed construction of a new operations center in Red Deer, Canada to service the central Alberta market. Nowsco also conducts operations from leased premises in various locations. The availability of premises in these areas is not restricted at comparable costs.

         Nowsco's Fabrication, Research and Development and Training Center in Calgary is a 45,000-square-foot complex located on a seven-acre site owned by Nowsco. Nowsco has invested a total of approximately Cdn $6.9 million in this facility, which opened in November 1979, and also has fabrication facilities in Texas.

         Nowsco maintains a total of 43 operating bases in Canada and the United States. Its most significant operations in Canada are currently conducted in Alberta, Saskatchewan and British Columbia. Nowsco's corporate head office and Canadian operations regional head office are located in Calgary, Alberta. Services provided in Canada include cementing, fracturing, nitrogen, underbalanced drilling, coiled tubing and acidizing services. In the United States, Nowsco conducts business through wholly owned subsidiaries and presently maintains operating bases in Texas, Louisiana, Pennsylvania, Michigan, Mississippi, West Virginia, Colorado, Kansas, New Mexico, Oklahoma, Indiana and Iowa. Nowsco's U.S. regional head office is located in Houston, Texas.
Services provided in the United States are primarily related to pressure pumping and coiled tubing and include fracturing, acidizing, cementing and nitrogen services. In 1995, Nowsco recorded a charge against income of Cdn
$5.2 million relating to its U.S. operations, representing a writedown of assets and severance, relocation and reorganization costs.

          Nowsco's operations outside of North America are carried out in the United Kingdom/Europe, Africa & the Middle East and Asia Pacific with regional head offices located in Aberdeen, Scotland, Nicosia, Cyprus and Jakarta, Indonesia. The majority of these operations are conducted through branches or wholly owned subsidiaries utilizing manpower and expertise available in the country of operation. Operations in Argentina are conducted through Nowsco's associated company, Nowsco Americas S.A., and are headquartered in Buenos Aires. The business consists primarily of cementing and stimulation services. Nowsco maintains 18 international operating bases including those located in the United Kingdom, the Netherlands, Germany, Norway, Syria, Zaire, Dubai, Australia, Indonesia, Sarawak, Malaysia, Thailand, Vietnam, Russia and Argentina.

         The Company intends to integrate the businesses carried on by the Company and Nowsco. Because the Company has no operations in Canada, it is expected that integration of the two companies' operations would not involve a significant change in Nowsco's operations in Canada. The Company anticipates maintaining the headquarters of the combined companies' Canadian operations in Calgary. On the other hand, integration of the two companies' operations can be expected to result in considerable changes in Nowsco's operations in the United States and less significant changes in some regions outside of North America.

         The Company expects the Nowsco Acquisition to provide BJ Services with:
(i) opportunities to grow the earnings and cash flow of the combined companies, primarily by achieving certain financial and operating efficiencies; (ii) opportunities to expand and further develop the Company's business strengths through combining the strengths of Nowsco with the Company's existing strengths;
(iii) opportunities to expand the Company's geographic presence in North
America with the addition of Nowsco's Canadian and United States operations and in certain other key international oil and gas producing regions; and (iv) the opportunity to have a larger and more effective presence in the worldwide pressure pumping and coiled tubing markets.

ITEM 5.

         On February 20, 1996, in a transaction exempt from the registration requirements of the Securities Act, the Company issued $125.0 million of 7% Notes due 2006. Three of the Company's subsidiaries that are obligors with respect to the New Bank Credit Facility and the Company's 9.2% Notes Due August 1, 1998 (the "9.2% Notes"), BJ Services Company, U.S.A., BJ Service International, Inc. and BJ Services Company Middle East, are guarantors of the 7% Notes. The Company has an effective registration statement under the Securities Act with respect to up to $125.0 million of 7% Series B Notes due 2006 (the "7% Series B Notes") to be offered in exchange for the 7% Notes. The form and terms of the 7% Series B Notes are identical in all material respects to the form and terms of the 7% Notes except that the 7% Series B Notes will be issued in a transaction registered under the Securities Act. The net proceeds from the issuance of the 7% Notes ($123.3 million) were used by the Company to repay indebtedness outstanding under the term loan portion of the Company's then existing bank credit facility.

         For purposes of providing supplemental information regarding the guarantors of the 7% Notes and the 7% Series B Notes, the consolidated financial statements and consolidated condensed financial statements of BJ Services Company are set forth in this Item 5 as of and for the periods indicated therein.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Stockholders of BJ Services Company:

We have audited the accompanying consolidated statements of financial position of BJ Services Company and its subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of BJ Services Company and its subsidiaries at September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

As described in Note 9 to the consolidated financial statements, the Company changed its method of accounting for postretirement benefits other than pensions effective October 1, 1993 to conform with Statement of Financial Accounting Standards No. 106.

DELOITTE & TOUCHE LLP

Houston, Texas
November 21, 1995 (March 28, 1996 as to Note 15)

                              BJ SERVICES COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                  YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                             AMOUNTS)
Revenue....................................................  $633,660     $434,476     $394,363
Operating Expenses:
  Cost of sales and services...............................   525,859      368,994      329,042
  Research and engineering.................................    12,299        8,621        9,098
  Marketing................................................    26,429       14,169       12,969
  General and administrative...............................    28,318       22,709       22,825
  Goodwill amortization....................................     3,266        1,298          691
  Unusual charge...........................................    17,200
                                                             --------     --------     --------
  Total operating expenses.................................   613,371      415,791      374,625
                                                             --------     --------     --------
Operating income...........................................    20,289       18,685       19,738
Interest expense...........................................   (15,164)      (7,383)      (5,414)
Interest income............................................       899          729          500
Other income -- net........................................     2,734          877        2,014
                                                             --------     --------     --------
Income before income taxes, minority interest and
  cumulative effect of accounting change...................     8,758       12,908       16,838
Income tax expense (benefit)...............................    (1,102)       2,006        1,593
                                                             --------     --------     --------
Income before minority interest and cumulative effect of
  accounting change........................................     9,860       10,902       15,245
Minority interest..........................................       (29)         132          684
                                                             --------     --------     --------
Income before cumulative effect of accounting change.......     9,889       10,770       14,561
Cumulative effect of change in accounting principle, net of
  tax benefit of $5,600,000................................                (10,400)
                                                             --------     --------     --------
Net income.................................................  $  9,889     $    370     $ 14,561
                                                             ========     ========     ========
Net Income Per Share:
  Income per share before cumulative effect of accounting
     change................................................  $    .46     $    .69     $    .94
  Cumulative effect of change in accounting principle, net
     of tax................................................                   (.67)
                                                             --------     --------     --------
Net income per share.......................................  $    .46     $    .02     $    .94
                                                             ========     ========     ========
Weighted average shares outstanding........................    21,376       15,665       15,456
                                                             ========     ========     ========

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                                                                                       SEPTEMBER 30,
                                                                                   ---------------------
                                                                                     1995         1994
                                                                                   --------     --------
                                                                                   (IN THOUSANDS)
                                                 ASSETS
Current Assets:
  Cash and cash equivalents......................................................  $  1,842     $  3,218
  Receivables, less allowance for doubtful accounts: 1995, $7,483,000; 1994,
    $2,184,000...................................................................   168,771      103,754
  Inventories:
    Finished goods...............................................................    46,242       30,970
    Work in process..............................................................     2,392        1,118
    Raw materials................................................................    18,217        6,591
                                                                                   --------     --------
         Total inventories.......................................................    66,851       38,679
  Deferred income taxes..........................................................     9,370        4,478
  Other current assets...........................................................    10,101        8,230
                                                                                   --------     --------
         Total current assets....................................................   256,935      158,359
Property:
  Land...........................................................................    13,031       12,031
  Buildings......................................................................    83,205       47,042
  Machinery and equipment........................................................   634,692      446,739
                                                                                   --------     --------
         Total property..........................................................   730,928      505,812
  Less accumulated depreciation..................................................   314,118      306,968
                                                                                   --------     --------
    Property -- net..............................................................   416,810      198,844
Goodwill, net of amortization....................................................   193,263       20,998
Deferred income taxes............................................................   107,889       20,607
Investments and other assets.....................................................    14,786       11,258
                                                                                   --------     --------
                                                                                   $989,683     $410,066
                                                                                   =========    =========
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable -- trade......................................................  $ 85,675     $ 54,609
  Short-term borrowings..........................................................     2,000        2,250
  Current portion of long-term debt..............................................    35,600       31,200
  Accrued employee compensation and benefits.....................................    24,885       10,521
  Income taxes...................................................................     5,915        7,719
  Taxes other than income........................................................     5,460        2,751
  Accrued insurance..............................................................    12,867        2,637
  Other accrued liabilities......................................................    31,869        9,162
                                                                                   --------     --------
         Total current liabilities...............................................   204,271      120,849
Long-term debt...................................................................   259,566       74,700
Deferred income taxes............................................................    11,496        7,194
Accrued postretirement benefits..................................................    25,146       15,834
Minority interest and other long-term liabilities................................    22,409        1,562
Commitments and contingencies
Stockholders' Equity:
  Preferred stock (authorized 5,000,000 shares)
  Common stock, $.10 par value (authorized 80,000,000 shares; issued and outstanding
      1995 -- 27,951,784 shares, 1994 -- 15,670,903 shares)......................     2,795        1,567
  Capital in excess of par.......................................................   415,242      151,340
  Retained earnings..............................................................    53,505       43,616
  Cumulative translation adjustment..............................................    (4,747)      (4,133)
  Unearned compensation..........................................................                 (2,463)
                                                                                   --------     --------
         Total stockholders' equity..............................................   466,795      189,927
                                                                                   --------     --------
                                                                                   $989,683     $410,066
                                                                                   =========    =========

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                              CAPITAL                              CUMULATIVE
                                    COMMON   IN EXCESS     UNEARNED     RETAINED   TRANSLATION
                                    STOCK     OF PAR     COMPENSATION   EARNINGS   ADJUSTMENT     TOTAL
                                    ------   ---------   ------------   --------   -----------   --------
                                                              (IN THOUSANDS)
Balance, September 30, 1992........ $1,304   $ 105,374     $            $ 28,685     $  (569)    $134,794
  Net income.......................                                       14,561                   14,561
  Issuance of stock for:
     Business acquisition..........   250       40,537                                             40,787
     Stock options.................     3          504                                                507
     Stock purchase plan...........     4          619                                                623
     Stock performance awards......              2,855       (2,855)
  Amortization of unearned
     compensation..................                             500                                   500
  Cumulative translation
     adjustment....................                                                   (4,640)      (4,640)
                                    ------   ---------     --------     --------     -------     --------
Balance, September 30, 1993........ 1,561      149,889       (2,355)      43,246      (5,209)     187,132
  Net income.......................                                          370                      370
  Issuance of stock for:
     Stock options.................     2          294                                                296
     Stock purchase plan...........     4          680                                                684
     Stock performance awards......                944         (944)
  Buyback of stock rights..........               (155)                                              (155)
  Amortization of unearned
     compensation..................                             524                                   524
  Revaluation of stock performance
     awards........................               (312)         312
  Cumulative translation
     adjustment....................                                                    1,076        1,076
                                    ------   ---------     --------     --------     -------     --------
Balance, September 30, 1994........ 1,567      151,340       (2,463)      43,616      (4,133)     189,927
  Net income.......................                                        9,889                    9,889
  Issuance of stock for:
     Business acquisition.......... 1,204      262,347                                            263,551
     Stock options.................     2          535                                                537
     Stock purchase plan...........     5          733                                                738
     Stock performance awards......    17          287        1,803                                 2,107
  Amortization of unearned
     compensation..................                             660                                   660
  Cumulative translation
     adjustment....................                                                     (614)        (614)
                                    ------   ---------     --------     --------     -------     --------
Balance, September 30, 1995........ $2,795   $ 415,242     $            $ 53,505     $(4,747)    $466,795
                                    ======   =========     ========     ========     =======     ========

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------      -------      -------
                                                             (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $  9,889      $   370      $14,561
  Adjustments to reconcile net income to cash provided from
     (used for) operating activities:
     Cumulative effect of accounting change................                 10,400
     Depreciation and amortization.........................    42,064       25,335       24,170
     Net (gain) loss on disposal of assets.................      (830)        (346)          62
     Recognition of unearned compensation..................     2,463          524          500
     Deferred income tax benefit...........................    (8,861)      (4,959)      (4,877)
     Unusual charge (noncash)..............................     3,646
     Minority interest.....................................       (29)         132          684
  Changes in:
     Receivables...........................................    (1,091)      (9,235)     (17,550)
     Accounts payable-trade................................     7,707        8,417        6,687
     Inventories...........................................    (8,078)        (621)        (572)
     Other current assets and liabilities..................    (1,170)      (1,960)     (16,481)
     Other, net............................................    (6,326)      (1,802)      (7,499)
                                                             ---------     --------     --------
Net cash flows provided from (used for) operating
  activities...............................................    39,384       26,255         (315)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions.........................................   (30,966)     (39,345)     (37,350)
Proceeds from disposal of assets...........................     5,393        2,588        3,982
Acquisitions of businesses, net of cash acquired...........  (203,313)      (2,000)      (7,400)
                                                             ---------     --------     --------
Net cash used for investing activities.....................  (228,886)     (38,757)     (40,768)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock.....................                              40,787
Proceeds from exercise of stock options and stock purchase
  grants...................................................     1,275          980        1,130
Proceeds from (reduction of) borrowings-net................   192,851       19,120         (689)
Principal payment on long-term notes.......................    (6,000)      (6,000)
                                                             ---------     --------     --------
Net cash flows provided from financing activities..........   188,126       14,100       41,228
Increase (decrease) in cash and cash equivalents...........    (1,376)       1,598          145
Cash and cash equivalents at beginning of year.............     3,218        1,620        1,475
                                                             ---------     --------     --------
Cash and cash equivalents at end of year...................  $  1,842      $ 3,218      $ 1,620
                                                             =========     ========     ========

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     BJ Services Company is a leading provider of pressure pumping and other oilfield services to the petroleum industry. The consolidated financial statements include the accounts of BJ Services Company and its majority-owned subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     Certain amounts for 1994 and 1993 have been reclassified in the accompanying consolidated financial statements to conform to the current year presentation. The amounts changed were foreign exchange gains and losses, previously classified as other income -- net and now classified in cost of sales and services, and goodwill amortization previously classified as other income -- net and now classified as a separate component of operating expenses. Net income was not affected by these changes.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Net income per share: Net income per share has been computed by dividing net income by the weighted average number of outstanding common shares. Common stock equivalents had no material dilutive effect on the computation of net income per share for each year presented.

     Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

     Cash and cash equivalents: The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

     Inventories: Inventories, which consist principally of (a) products which are consumed in the Company's services provided to customers, (b) spare parts for equipment used in providing these services and (c) manufactured components and attachments for equipment used in providing services, are stated primarily at the lower of average cost or market.

     Property: Property is stated at cost less amounts provided for permanent impairments and includes capitalized interest of $216,000, $541,000 and $167,000 for the years ended September 30, 1995, 1994 and 1993, respectively, on funds borrowed to finance the construction of capital additions. Depreciation is generally provided using the straight-line method over the estimated useful lives of individual items. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or the lease term.

     Goodwill: Goodwill represents the excess of cost over the fair value of the net assets of companies acquired in purchase transactions. Goodwill is being amortized on a straight-line method over periods ranging from 5 to 40 years. Accumulated amortization at September 30, 1995 and 1994 was $5,174,000 and $1,880,000, respectively. The Company utilizes undiscounted cash flows of acquired operations to evaluate any possible impairment of the related goodwill.

     Impairment of long-lived assets: In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. SFAS 121's methodology of accounting for impairment and assets to be disposed of is not significantly different from the Company's current policy, and

                              BJ SERVICES COMPANY
therefore the Company does not expect the adoption of this Statement in fiscal 1997 to have a material impact on the Company's financial statements.

     Investments: Investments in corporate joint ventures in which the Company's ownership interest ranges from 20 to 50 percent and the Company exercises significant influence over operating and financial policies are accounted for using the equity method. Other investments are accounted for using the cost method. The Company maintains no investments in equity securities which have a readily determinable market value.

     Foreign currency translation: Gains and losses resulting from the remeasurement of assets and liabilities of foreign operations where the U.S. dollar is the functional currency are included in the consolidated statement of operations. Gains and losses resulting from financial statement translation of foreign operations where a foreign currency is the functional currency are included as a separate component of stockholders' equity. The Company's foreign operations primarily use the U.S. dollar as the functional currency.

     Foreign exchange contracts: From time to time, the Company enters into forward foreign exchange contracts to hedge the impact of foreign currency fluctuations on certain assets and liabilities denominated in foreign currencies. Changes in market value are offset against foreign exchange gains or losses on the related assets or liabilities and are included in cost of sales and services. There were no foreign exchange contracts outstanding at September 30, 1995 and 1994.

     Environmental remediation and compliance: Environmental remediation and compliance costs are accrued based on estimates of known environmental exposures. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. The accrual is based on facts known at the current time; however, changes in Environmental Protection Agency standards, improvements in cleanup technology and discovery of additional information concerning these exposures could affect the estimated costs in the future. Additionally, there are other potentially responsible parties at certain disposal facilities used by the Company or its predecessors. The accrual reflects an estimate of the allocation of remediation costs between the various parties. The Company expects to pay out such environmental remediation and compliance costs over the next several years. No amounts have been estimated for any potential recovery from the Company's insurance policies.

3. UNUSUAL CHARGE

     During 1995, the Company recorded an unusual charge of $17.2 million ($.52 per share after-tax) for costs incurred in connection with the acquisition of The Western Company of North America ("Western"). The components of the unusual charge are as follows:


                                                                                      BALANCE AT
                                                       1995           1995           SEPTEMBER 30,
                                                     PROVISION     EXPENDITURES          1995
                                                     ---------    --------------     -------------
                                                                  (IN THOUSANDS)
    Facility closings..............................   $  5,596(1)     $ (5,003)(1)       $   593
    Change in control costs........................      5,381          (4,081)            1,300
    Legal and other................................      4,047          (3,570)              477
    Severance costs................................      2,176          (1,976)              200
                                                      --------        --------           -------
              Total................................   $ 17,200        $(14,630)          $ 2,570
                                                      ========        ========           =======

- ---------------

(1) Includes $3.6 million noncash impairment of facilities.

     The Company and Western both operated facilities in many of the same locations. Management has made the decision to close the duplicate facilities previously operated by BJ Services and retain those operated by Western. A provision was recorded to adjust the carrying value of these duplicate facilities to estimated net

                              BJ SERVICES COMPANY
realizable value and accruals were recorded for the estimated costs associated with their closings, including maintenance of the facilities until their ultimate sale and relocation of assets. Substantially all of the duplicate facilities were closed as of September 30, 1995.

     The consummation of the Western acquisition triggered the change in control provision under the Company's 1990 Stock Incentive Plan. As a result, 168,547 performance units previously granted to the Company's executive officers became fully vested and 168,547 shares of common stock were subsequently issued. The unusual charge includes an amount for the excess of the value of the performance units on the date of issuance over the estimated amount which otherwise was earned had the acquisition not occurred.

     The unusual charge also includes legal, severance of BJ employees and other merger-related costs that would not have been incurred had the acquisition of Western not occurred.

4. ACQUISITIONS OF BUSINESSES

     In April 1995, the Company acquired Western for total consideration, including transaction costs, of $511.4 million in cash, Company common stock and warrants to purchase common stock. The transaction may be summarized as follows:

                                                                     (IN THOUSANDS)
                                                                     --------------
            Cash...................................................     $247,880
            Stock issued (12,036,393 shares).......................      239,551
            Warrants issued (4,800,037 warrants)...................       24,000
                                                                     --------------
                 Total consideration...............................      511,431
            Net assets acquired....................................      335,891(1)
                                                                     --------------
            Goodwill...............................................     $175,540
                                                                     ===========

- ---------------

(1) Includes cash acquired of $44.5 million.

     This acquisition was accounted for using the purchase method of accounting. Accordingly, the results of Western are included in the financial statements beginning April 1, 1995. The assets and liabilities of Western have been recorded on the Company's books at estimated fair market value on April 1, 1995 with the remaining purchase price reflected as goodwill, which is being amortized on a straight-line basis over 40 years. The following unaudited pro forma summary presents the consolidated results of operations, giving no effect to estimated consolidation savings, of the Company for the two years ended September 30, 1995 and 1994 as if the acquisition had occurred at the beginning of each fiscal year:

                                                                       1995         1994
                                                                     --------     --------
                                                                     (IN THOUSANDS, EXCEPT
                                                                     PER SHARE AMOUNTS)
    Revenue........................................................  $807,582     $763,313
    Net income (loss) from continuing operations before cumulative
      effect of accounting change..................................     2,308      (15,330)
    Net income (loss)..............................................     2,308      (25,730)
    Net income (loss) per share from continuing operations before
      cumulative effect of accounting change.......................       .08         (.55)
    Net income (loss) per share....................................       .08         (.92)

     On February 9, 1994, the Company acquired the remaining 50% ownership of its joint venture in Egypt, Hughes Services C.I., Ltd., for $2.0 million. Prior to the acquisition, this joint venture was accounted for using the equity method of accounting.

                              BJ SERVICES COMPANY

     On April 1, 1993, the Company completed a transaction to acquire the assets, including existing service contracts, of Norsk Bronnservice A/S, a subsidiary of Odfjell Drilling & Consulting A/S, for $5.4 million. These operations provide cementing, gravel packing and completion fluids services to the Norwegian oil and gas industry.

     On July 30, 1993, the Company acquired the coiled tubing operations of Italog, S.p.A. for $2.0 million. Italog is based in Milan, Italy and provides coiled tubing and nitrogen pumping services in Italy and Nigeria, under the name of SIAT. The acquisition included the assets and existing contracts of SIAT.

     The 1993 and 1994 acquisitions have been accounted for as purchases and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired has been recorded as goodwill and is being amortized over periods ranging from 5 to 40 years.

5. LONG-TERM DEBT AND BANK CREDIT FACILITIES

     Long-term debt at September 30, 1995 and 1994 consisted of the following:

                                                                       1995         1994
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Notes payable, banks...........................................  $275,000     $ 81,900
    9.2% notes due August 1998.....................................    18,000       24,000
    Other..........................................................     2,166
                                                                     --------     --------
                                                                      295,166      105,900
    Less current maturities of long-term debt......................    35,600       31,200
                                                                     --------     --------
    Long-term debt.................................................  $259,566     $ 74,700
                                                                     ========     ========

     On April 15, 1995, the Company canceled its existing credit facility and the outstanding borrowings were repaid with funds from a committed, unsecured credit facility ("Bank Credit Facility") executed to accommodate the acquisition of Western. The Bank Credit Facility consists of a five-year $175.0 million revolver and a six-year $225.0 million term loan, providing an aggregate of $400.0 million in available principal borrowings to the Company. The Company is charged various fees in connection with this Bank Credit Facility, including a commitment fee based on the average daily unused portion of the commitment. Borrowings outstanding under the Bank Credit Facility at September 30, 1995 amounted to $275.0 million, which is comprised of $225.0 million under the term loan and $50.0 million under the revolver. Interest is determined, at the Company's option, by reference to (i) the higher of the reference rate announced from time to time by the lender or the federal funds rate plus .5% per annum, or
(ii) the London Interbank Offered Rate ("LIBOR"). A spread over the LIBOR rate is charged at a percentage ranging from .45% to .875% depending on the Company's debt to capital ratio. The weighted average interest rate for such outstanding borrowings was 6.4% and 5.4% at September 30, 1995 and 1994, respectively.

     The Bank Credit Facility incorporates a swingline facility allowing the Company to borrow up to $20.0 million for up to seven days in minimum advances of $1.0 million. In addition, standby letters of credit are available in an amount not to exceed $20.0 million. No such borrowings were outstanding at September 30, 1995.

     At September 30, 1995, long-term debt was due in aggregate annual installments of $35,600,000, $37,200,000, $49,200,000, $48,400,000 and
$98,400,000 in the years ending September 30, 1996, 1997, 1998, 1999 and 2000, respectively, and an aggregate of $26,366,000 thereafter.

     Commitment fees under the Company's credit facilities were $207,206, $16,223 and $63,679 for 1995, 1994 and 1993, respectively.

                              BJ SERVICES COMPANY

     In addition to the committed facility, the Company had $50.0 million in various unsecured, discretionary lines of credit at September 30, 1995 which expire at various dates in 1996. There are no requirements for commitment fees or compensating balances in connection with these lines of credit. Interest on borrowings is based on prevailing market rates. At September 30, 1995, there was $2.0 million in outstanding borrowings under these lines of credit (none at September 30, 1994).

     In August 1991, the Company placed $30.0 million of unsecured notes (the "Notes") with private investors. The Notes bear interest at a fixed rate of 9.2% with principal payments due in five equal annual installments, the first of which was paid in August 1994. From October 1991 to May 1995, the Company entered into interest rate swap agreements which effectively converted the Notes from fixed rate debt with an interest rate of 9.2% to floating rate debt. The swap agreement was liquidated in May 1995 at a loss of $679,000. The agreements resulted in an average annual effective interest rate of 11.5% (excluding the loss) and 9.3% on the Notes for 1995 and 1994, respectively.

     At September 30, 1995, the Company had outstanding letters of credit and performance related bonds totaling $16.6 million and $14.8 million, respectively. The letters of credit are issued to guarantee various trade and insurance activities.

     The Company's debt agreements contain various customary covenants including maintenance of certain profitability and solvency ratios and restrictions on dividend payments, as defined in the Bank Credit Facility. At September 30, 1995, the Company's debt to capitalization ratio exceeded 35%. As a result, the Company is prohibited, under its Bank Credit Facility from making any dividend payments until such time as the ratio drops below 35%. The Company is also required to make mandatory prepayments from free cash flow (as defined in the Bank Credit Facility) subject to certain ratios as calculated at the end of each fiscal year. At September 30, 1995, an estimate of $4 million of such prepayments has been classified as current maturities of long-term debt.

6. FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments held by the Company:

     Cash and cash equivalents, trade receivables and trade payables: The carrying amount approximates fair value because of the short maturity of those instruments.

     Long-term debt: The fair value of the Company's Notes is based on the rates currently available to the Company for debt with similar terms and average maturities. Other long-term debt consists of borrowings under the Company's Bank Credit Facility. The carrying amount of such borrowings approximates fair value as the individual borrowings bear interest at current market rates.

     Interest Rate Swap Agreements: The fair value is based on the amount at which they could be settled, based on amounts obtained from the issuer.

     Disclosure of the fair value of financial instruments which differed from their carrying value as of September 30, 1995 and 1994 was as follows:

                                                            1995                   1994
                                                     -------------------    -------------------
                                                     CARRYING     FAIR      CARRYING     FAIR
                                                      AMOUNT      VALUE      AMOUNT      VALUE
                                                     --------    -------    --------    -------
    9.2% Notes.....................................  $ 18,000    $19,100    $ 24,000    $26,000
    Interest rate swap agreement (unrealized
      loss)........................................                                      (1,300)

     See Note 2 for disclosure of accounting for foreign exchange contracts.

                              BJ SERVICES COMPANY

7. INCOME TAXES

     The geographical sources of income (loss) before income taxes, minority interest and cumulative effect of accounting change for the three years ended September 30, 1995, were as follows:

                                                            1995         1994        1993
                                                          --------     --------     -------
                                                                   (IN THOUSANDS)
    United States.......................................  $(31,879)    $(12,793)    $(8,540)
    Foreign.............................................    40,637       25,701      25,378
                                                          --------     --------     -------
    Income before income taxes, minority interest and
      cumulative effect of accounting change............  $  8,758     $ 12,908     $16,838
                                                          ========     ========     =======

     The provision (benefit) for income taxes for the three years ended September 30, 1995 is summarized as follows:

                                                            1995         1994        1993
                                                          --------     --------     -------
                                                                   (IN THOUSANDS)
    Current:
      United States
      Foreign...........................................  $  7,759     $  6,965     $ 6,470
                                                          --------     --------     -------
              Total current.............................     7,759        6,965       6,470
    Deferred:
      United States.....................................    (8,336)      (2,831)     (4,414)
      Foreign...........................................      (525)      (2,128)       (463)
                                                          --------     --------     -------
              Total deferred............................    (8,861)      (4,959)     (4,877)
                                                          --------     --------     -------
    Income tax expense (benefit)........................  $ (1,102)    $  2,006     $ 1,593
                                                          ========     ========     =======

     The consolidated effective income tax rates (as a percent of income before income taxes, minority interest and cumulative effect of accounting change) for the three years ended September 30, 1995 varied from the United States statutory income tax rate for the reasons set forth below:

                                                                1995       1994       1993
                                                                -----      -----      -----
                                                                (IN THOUSANDS)
    Statutory rate............................................   35.0%      35.0%      35.0%
    Foreign earnings at varying tax rates.....................  (79.8)     (17.4)     (11.9)
    Amortization of excess tax basis over book basis resulting
      from separation from former parent......................  (20.4)     (13.8)     (10.6)
    Changes in valuation reserve..............................             (14.5)      (3.7)
    Foreign income recognized domestically....................   37.2       25.6        4.3
    Goodwill amortization.....................................   10.3        1.3         .9
    Nondeductible expenses....................................    6.1        1.0         .7
    Other -- net..............................................   (1.0)      (1.6)      (5.2)
                                                                -----      -----      -----
    Effective income tax rate (benefit).......................  (12.6)%     15.6%       9.5%
                                                                =====      =====      =====

     The income tax provisions for 1994 and 1993 included $1,867,000 and $620,000 of deferred foreign tax benefits related to the recognition of foreign net loss carryforwards which were reserved for in the valuation account at September 30, 1993 and September 30, 1992, respectively.

                              BJ SERVICES COMPANY

     Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. The measurement of deferred tax assets and liabilities is based on enacted tax laws and rates currently in effect in each of the jurisdictions in which the Company has operations. Generally, deferred tax assets and liabilities are classified as current or noncurrent according to the classification of the related asset or liability for financial reporting. The estimated deferred tax effect of temporary differences and carryforwards at September 30, 1995 and 1994 was as follows:

                                                                       1995         1994
                                                                     --------     --------
                                                                     (IN THOUSANDS)
    Deferred assets:
      Expenses accrued for financial reporting, not yet deducted
         for tax...................................................  $ 45,469     $  7,956
      Net operating loss carryforwards.............................   181,400       44,621
      Valuation allowance..........................................   (54,420)     (11,164)
                                                                     --------     --------
    Total deferred tax asset.......................................   172,449       41,413
    Deferred liabilities:
      Differences in depreciable basis of property.................   (60,520)     (16,838)
      Income accrued for financial reporting, not yet reported for
         tax.......................................................    (6,166)      (6,684)
                                                                     --------     --------
    Total deferred tax liability...................................   (66,686)     (23,522)
                                                                     --------     --------
    Deferred tax asset -- net......................................  $105,763     $ 17,891
                                                                     ========     ========

     The net change in the deferred tax asset valuation allowance reflects purchase accounting adjustments made to properly state the anticipated future benefit of the combined net operating loss carryforwards of BJ Services and Western. The entire deferred tax asset valuation allowance, if realized, will be recorded as a reduction to goodwill.

     At September 30, 1995, the Company had approximately $512 million of U.S. tax net operating loss carryforwards expiring in varying amounts between 2000 and 2010. As a result of Western having experienced changes in control as defined in Internal Revenue Code Section 382 in prior years, and in the current year due to the merger with BJ Services, the usage of approximately $375 million of the tax net operating loss carryforwards is subject to an annual limitation. The potential impact that the annual limitation may have on the usage of tax net operating loss carryforwards has been reflected in the deferred tax asset valuation allowance.

     The Company also has foreign tax net operating loss carryovers of $6.7 million as of September 30, 1995. The foreign tax net operating loss carryforwards are not subject to an annual limitation and will carry forward indefinitely.

     The Company does not provide federal income taxes on the undistributed earnings of its foreign subsidiaries that the Company considers to be permanently reinvested in foreign operations. The cumulative amount of such undistributed earnings was approximately $147 million at September 30, 1995. If these earnings were to be remitted to the Company, any U.S. income taxes payable would be substantially reduced by foreign tax credits generated by the repatriation of the earnings.

                              BJ SERVICES COMPANY

8. GEOGRAPHIC INFORMATION

     The Company operates exclusively in one business segment -- the oilfield services industry. Summarized information concerning geographic areas in which the Company operated at September 30, 1995, 1994 and 1993 and for each of the years then ended is shown as follows:

                                   WESTERN HEMISPHERE
                               --------------------------        EASTERN HEMISPHERE
                                UNITED      LATIN AMERICA       --------------------
                                STATES       AND CANADA          EUROPE       OTHER       TOTAL
                               --------     -------------       --------     -------     --------
                                                         (IN THOUSANDS)
    1995:
      Revenue................  $345,922       $ 111,447         $104,840     $71,451     $633,660
      Operating income
         (loss)..............   (13,683)         22,095            4,942       6,935       20,289
      Identifiable assets....   627,545          88,655          201,838      71,645      989,683
    1994:
      Revenue................  $208,279       $  75,745         $ 95,181     $55,271     $434,476
      Operating income
         (loss)..............    (2,634)          9,590            4,560       7,169       18,685
      Identifiable assets....   127,561          72,558          156,594      53,353      410,066
    1993:
      Revenue................  $196,674       $  60,560         $ 83,553     $53,576     $394,363
      Operating income.......     1,694           2,477            6,217       9,350       19,738
      Identifiable assets....   117,543          54,950          150,612      46,426      369,531

     Export sales totaled $2,807,000, $1,392,000 and $1,861,000 for the years ended September 30, 1995, 1994 and 1993, respectively.

     Corporate general and administrative expense, research and engineering expense and certain other expenses related to worldwide manufacturing and other support functions benefit both domestic and international operations. An allocation of these expenses has been made to foreign areas based on total revenues. The expenses allocated totaled $8,357,000, $6,847,000 and $8,390,000 for the years ended September 30, 1995, 1994 and 1993, respectively.

9. EMPLOYEE BENEFIT PLANS

     The Company has a thrift plan whereby eligible employees elect to contribute from 2% to 12% of their base salaries to an employee benefit trust. Employee contributions are matched by the Company at the rate of $.50 per $1.00 up to 6% of the employee's base salary. In addition, the Company contributes between 2% and 5% of each employee's base salary depending on his age as of January 1 each year as a base contribution. Company matching contributions vest immediately while base contributions become fully vested after five years of employment. The Company's U.S. employees formerly employed by Western are covered under a thrift plan which is being merged into the Company's thrift plan effective December 31, 1995. During the period since the acquisition, the Company intends to match employee contributions at the same rate as the Company's existing thrift plan. The Company's contributions to these thrift plans amounted to $2,862,000, $2,551,000 and $2,324,000 in 1995, 1994 and 1993,
respectively.

     The Company's U.S. employees formerly employed by Western with at least one year of service are also covered under a defined benefit pension plan as a carryover from the Western acquisition. Pension benefits are based on years of service and average compensation for each employee's five consecutive highest paid years during the last ten years worked. Pension benefits are fully vested after five years of service.

     Management intends to freeze benefits under this plan effective December 31, 1995 and merge all employees under the thrift plan. Management has not yet made a decision on when to terminate the plan and therefore will fund the amounts necessary to meet minimum funding requirements under the Employees'

                              BJ SERVICES COMPANY

Retirement Income Security Act, as amended. Because management intends to freeze the plan effective December 31, 1995, the accrued pension liability as of the acquisition date and the net pension expense since the acquisition date have been reflected under that assumption. The funded status of this plan as of September 30, 1995 was as follows (in thousands):

        Vested benefit obligation........................................    $39,669
                                                                             =======
        Accumulated benefit obligation...................................    $40,701
        Plan assets at fair value........................................     34,394
                                                                             -------
        Benefit obligation in excess of plan assets......................      6,307
        Unrecognized gain................................................         71
                                                                             -------
                  Net pension liability..................................    $ 6,378
                                                                             =======

     Assumptions used in accounting for the Company's U.S. defined benefit plan are as follows:

        Weighted average discount rate......................................    7.3%
        Weighted average rate of increase in future compensation............    5.0%
        Weighted average expected long-term rate of return on assets........    9.0%

     Costs for the period from April 1, 1995 to September 30, 1995 for the Company's U.S. defined benefit plan were as follows (in thousands):

        Service cost for benefits earned.................................    $   586
        Interest cost on projected benefit obligation....................      1,382
        Actual return on plan assets.....................................     (3,267)
        Net amortization and deferral....................................      1,916
                                                                             -------
                  Net pension cost.......................................    $   617
                                                                             =======

     In addition, the Company sponsors defined benefit plans for foreign operations which cover substantially all employees in the United Kingdom and Venezuela. Due to differences in foreign pension laws and economics, the defined benefit plans are at least partially unfunded. The funded status of these plans at September 30, 1995 and 1994 was as follows (in thousands):

                                                                        1995        1994
                                                                       -------     -------
    Actuarial present value of:
      Vested benefit obligation......................................  $ 5,357     $ 4,789
                                                                       =======     =======
      Accumulated benefit obligation.................................  $ 6,474     $ 5,292
                                                                       =======     =======
    Projected benefit obligation.....................................  $ 9,846     $ 7,155
    Plan assets at fair value........................................   (6,718)     (5,531)
                                                                       -------     -------
    Projected benefit obligation in excess of plan assets............    3,128       1,624
    Unrecognized gain (loss).........................................   (1,093)        248
    Unrecognized transition asset, net of amortization...............      155         166
    Unrecognized prior service cost..................................     (253)       (281)
                                                                       -------     -------
    Net pension liability............................................  $ 1,937     $ 1,757
                                                                       =======     =======

                              BJ SERVICES COMPANY

     Assumptions used in accounting for the Company's international defined benefit pension plans are as follows:

        Weighted average discount rate.......................................  6-9%
        Weighted average rate of increase in future compensation.............  5-7%
        Weighted average expected long-term rate of return on assets.........    9%

     Combined costs for the Company's international defined benefit plans for the two years ended September 30, 1995 were as follows (in thousands):

                                                                          1995      1994
                                                                         ------     -----
    Net periodic foreign pension cost:
      Service cost for benefits earned.................................  $1,090     $ 830
      Interest cost on projected benefit obligation....................     660       497
      Actual return on plan assets.....................................    (617)      (45)
      Net amortization and deferral....................................     158      (391)
                                                                         ------     -----
    Net pension cost...................................................  $1,291     $ 891
                                                                         ======     =====

     The Company also sponsors a plan whereby certain health care and life insurance benefits are provided for retired employees (primarily U.S.) and their eligible dependents if the employee meets specified age and service requirements. These plans are unfunded and the Company retains the right, subject to existing agreements, to modify or eliminate these plans.

     Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" ("SFAS 106"). In accordance with the requirements of SFAS 106, the Company changed its accounting for postretirement benefits from a cash basis to an accrual basis over an employee's period of service. On October 1, 1993, the Company elected to immediately recognize the cumulative effect of the change in accounting principle of $16.0 million ($10.4 million after tax, or $.67 per share).

     Effective January 1, 1994, the Company amended its postretirement medical benefit plan to provide credits based on years of service which could be used to purchase coverage under the active employee plans. This change effectively caps the Company's health care inflation rate at a 4% increase per year. The reduction of approximately $5.7 million in the accumulated postretirement benefit obligation due to this amendment is being amortized over the average period of future service to the date of full eligibility for such postretirement benefits of the active employees. Postretirement medical benefit costs were $946,000, $639,000 and $590,000 in 1995, 1994 and 1993, respectively.

     Net periodic postretirement benefit costs for the two years ended September 30, 1995 included the following components (in thousands):

                                                                          1995      1994
                                                                         ------     -----
    Service cost -- benefits attributed to service during the period...  $  807     $ 512
    Interest cost on accumulated postretirement benefit obligation.....   1,033       798
    Amortization of prior service costs................................    (894)     (671)
                                                                         ------     -----
    Net periodic postretirement benefit cost...........................  $  946     $ 639
                                                                         ======     =====

                              BJ SERVICES COMPANY

     The actuarial and recorded liabilities for these postretirement benefits were as follows at September 30, 1995 and 1994 (in thousands):

                                                                        1995        1994
                                                                       -------     -------
    Accumulated postretirement benefit obligation:
      Retirees.......................................................  $ 7,680     $ 5,312
      Fully eligible active plan participants........................    3,525       1,569
      Other active plan participants.................................    8,988       3,881
                                                                       -------     -------
                                                                        20,193      10,762
    Unrecognized cumulative net gain.................................      776
    Unrecognized prior service cost..................................    4,177       5,072
                                                                       -------     -------
    Accrued postretirement benefit liability.........................  $25,146     $15,834
                                                                       =======     =======

     The accumulated postretirement benefit obligation was determined using a discount rate of 7% and a health care cost trend rate of 13%, decreasing ratably to 5.2% in the year 2020 and thereafter. Increasing the assumed health care cost trend rates by one percentage point in each year would not have a material impact on the accumulated postretirement benefit obligation or the net periodic postretirement benefit cost because these benefits are effectively "capped" by the Company's 1994 plan amendment.

10. COMMITMENTS AND CONTINGENCIES

     The Company through performance of its service operations is sometimes named as a defendant in litigation, usually relating to claims for bodily injuries or property damage (including claims for well or reservoir damage). The Company maintains insurance coverage against such claims to the extent deemed prudent by management. The Company believes that there are no existing claims of a potentially material adverse nature for which it has not already provided appropriate accruals.

     Federal, state and local laws and regulations govern the Company's operation of underground fuel storage tanks. Rather than incur additional costs to restore and upgrade tanks as required by regulations, management has opted to remove the existing tanks. The Company is in the process of removing these tanks and has identified certain tanks with leaks which will require remedial cleanups. In addition, the Company is conducting a number of environmental investigations and remedial actions at current and former company locations and, along with other companies, has been named a potentially responsible party at 10 waste disposal sites. The Company has established an accrual of $13,986,000 for such environmental matters, which management believes to be its best estimate of the Company's portion of future costs to be incurred. The Company also maintains insurance for environmental liabilities which the Company believes is reasonable based on its knowledge of its industry.

     Lease commitments: At September 30, 1995, the Company had long-term operating leases covering certain facilities and equipment with varying expiration dates. Minimum annual rental commitments for the years ended September 30, 1996, 1997, 1998, 1999 and 2000 are $16,198,000, $12,132,000,
$10,023,000, $6,866,000 and $5,674,000, respectively, and $35,732,000 in the aggregate thereafter.

                              BJ SERVICES COMPANY

11. SUPPLEMENTAL FINANCIAL INFORMATION

     Supplemental financial information for the three years ended September 30, 1995 is as follows:

                                                             1995        1994        1993
                                                           --------     -------     -------
                                                                    (IN THOUSANDS)
    Consolidated Statement of Operations:
      Research and development expense...................  $  6,801     $ 6,421     $ 6,500
      Rent expense.......................................    16,759      15,580      11,020
      Net foreign exchange gain (loss)...................     1,537        (762)        228
    Consolidated Statement of Cash Flows:
      Income taxes paid..................................  $  5,980     $ 6,233     $ 7,168
      Interest paid......................................    12,798      10,330       5,112
      Details of acquisitions:
         Fair value of assets acquired...................  $447,622     $ 1,808     $ 4,483
         Liabilities assumed.............................   111,731         501
         Goodwill........................................   175,540         693       2,917
         Cash paid for acquisitions, net of cash
           acquired......................................   203,313       2,000       7,400
      Noncash financing activity:
         Common Stock and warrants issued................  $263,551
         Performance shares issued.......................     3,792

     The Company's common stock ("Common Stock"), warrants and performance shares were issued in connection with the Western Acquisition as described in Notes 4 and 12.

     Other income -- net for the three years ended September 30, 1995 is summarized as follows:

                                                             1995        1994        1993
                                                           --------     -------     -------
                                                                    (IN THOUSANDS)
    Gain (loss) on sales of assets -- net................  $    830     $   346     $   (62)
    Gain on Argentine bonds..............................                   400         800
    Royalty income.......................................     1,385
    Dividend income......................................       430
    Other -- net.........................................        89         131       1,276
                                                           --------     -------     -------
    Other income -- net..................................  $  2,734     $   877     $ 2,014
                                                           ========     =======     =======

12. EMPLOYEE STOCK PLANS

  Stock Option Plans:

     The Company's 1990 Stock Incentive Plan and 1995 Incentive Plan (the "Plans") provide for the granting of options for the purchase of the Common Stock and other performance-based awards to officers, key employees and nonemployee directors of the Company. Such options vest over a three-year period and are exercisable for periods ranging from one to ten years. An aggregate of 3,000,000 shares of Common Stock have been reserved for grants, of which 1,324,386 were available at September 30, 1995.

                              BJ SERVICES COMPANY

     Stock option activity under the Company's Plans is summarized below:

                            NUMBER OF SHARES                           1995     1994   1993
    -----------------------------------------------------------------  -----    ---    ---
                                                                       (IN THOUSANDS)
    Stock options outstanding, beginning of year.....................    767    621    451
    Changes during the year:
      Granted (per share):
         1995, $16.89 to $21.62......................................    697
         1994, $19.63 to $22.75......................................           188
         1993, $16.28................................................                  195
      Exercised/surrendered (per share):
         1995, $16.28 to $21.62......................................    (29)
         1994, $13.63 to $23.25......................................           (42)
         1993, $19.38 to $23.25......................................                  (25)
                                                                       -----    ---    ---
    Stock options outstanding, end of year (per share: $12.00 to
      $23.25)........................................................  1,435    767    621
                                                                       =====    ===    ===
    Stock options exercisable, end of year (per share: $12.00 to
      $23.25)........................................................    630    417    250
                                                                       =====    ===    ===

     Pursuant to the terms of the 1990 Stock Incentive Plan, during 1993 and 1994 the Company also issued a total of 220,316 Performance Units ("Units") to officers of the Company. Each Unit represented the right to receive from the Company at the end of a stipulated period an unrestricted share of Common Stock, contingent upon achievement of certain financial performance goals over the stipulated period. Should the Company have failed to achieve the specific financial goals as set by the Executive Compensation Committee of the Board of Directors, the Units would have been canceled and the related shares reverted to the Company for reissuance under the plan. The aggregate fair market value of the underlying shares granted under this plan was considered unearned compensation at the time of grant and was adjusted annually based on the current market price for the Company's Common Stock. Compensation expense was determined based on management's current estimate of the likelihood of meeting the specific financial goals and charged ratably over the stipulated period. In connection with the acquisition of Western, which triggered certain change of control provisions in the Company's 1990 Stock Incentive Plan, a total of 168,547 Units were converted into Common Stock and issued to officers, with the remaining 51,769 Units canceled. The difference between the amount accrued as of the acquisition date and the value of the shares issued has been reflected as an unusual charge in the accompanying financial statements (see Note 3). As of September 30, 1995, there were no Units outstanding.

  Stock Purchase Plan:

     The Company's 1990 Employee Stock Purchase Plan (the "Purchase Plan") is a plan under which all employees may purchase shares of the Company's Common Stock at 85% of market value on the first or last business day of the twelve-month plan period beginning each October, whichever is lower. Such purchases are limited to 10% of the employee's regular pay. A maximum aggregate of 750,000 shares has been reserved under the Purchase Plan, 576,826 of which were available for future purchase at September 30, 1995. In October 1995, 55,440 shares were purchased at $16.68 per share.

13. STOCKHOLDERS' EQUITY

  Stockholder Rights Plan:

     The Company has a Stockholder Rights Plan designed to deter coercive takeover tactics and to prevent an acquirer from gaining control of the Company without offering a fair price to all of the Company's stockholders. Under this plan, each outstanding share of the Company's Common Stock includes one

                              BJ SERVICES COMPANY
preferred share purchase right ("Right") which becomes exercisable under certain circumstances, including when beneficial ownership of the Company's Common Stock by any person, or group, equals or exceeds 20% of the Company's outstanding Common Stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series Two Junior Participating Preferred Stock, at a price of $75, subject to adjustment under certain circumstances. Upon the occurrence of certain events specified in the Stockholder Rights Plan, each holder of a Right (other than an Acquiring Person) will have the right, upon exercise of such Right, to receive that number of shares of common stock of the Company (or the surviving corporation) that, at the time of such transaction, would have a market price of two times the purchase price of the Right. No shares of Series Two Junior Participating Preferred Stock have been issued by the Company at September 30, 1995.

     In January 1994, the former Stockholder Rights Plan was triggered and the Company redeemed all of the preferred share purchase rights issued under its Stockholder Rights agreement to acquire Series One Junior Participating Preferred Stock. The Rights were redeemed at a price of $.01 per Right, a total cost to the Company of $155,000.

  Stock Purchase Warrants:

     In connection with the acquisition of Western (see Note 4), the Company issued 4,800,037 stock purchase warrants ("Warrants"). The Warrants were issued on April 14, 1995 at an initial value of $5.00 per Warrant. Each Warrant represents the right to purchase one share of the Company's common stock at an exercise price of $30, until the expiration date of April 13, 2000. As of September 30, 1995, no Warrants had been exercised.

                              BJ SERVICES COMPANY

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                           FISCAL
                                      FIRST      SECOND     THIRD        FOURTH             YEAR
                                     QUARTER    QUARTER    QUARTER      QUARTER            TOTAL
                                     --------   --------   --------     --------          --------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Fiscal Year 1995:
Revenue............................  $119,415   $106,668   $199,542     $208,035          $633,660
Gross profit(a)....................    17,753     13,788     28,782       35,179            95,502
Net income (loss)..................     4,744      1,378     (5,848)(b)    9,615(c)(d)       9,889
Net income (loss) per share........       .30        .09       (.22)(b)      .34(c)(d)         .46
Fiscal Year 1994:
Revenue............................  $104,757   $ 98,451   $106,318     $124,950          $434,476
Gross profit(a)....................    15,071     10,325     13,327       18,138            56,861
Income before cumulative effect of
  accounting change................     3,572        445      2,067        4,686(e)         10,770
Cumulative effect of change in
  accounting principle, net of tax
  benefit of $5,600,000............   (10,400)                                             (10,400)
Net income (loss)..................    (6,828)       445      2,067        4,686(e)            370
Net income (loss) per share:
  Before cumulative effect of
     accounting change.............       .23        .03        .13          .30(e)            .69
  Cumulative effect of change in
     accounting principle, net of
     tax...........................      (.67)                                                (.67)
Net income (loss) per share........      (.44)       .03        .13          .30(e)            .02

- ---------------

(a) Represents revenue less cost of sales and services and research and engineering expenses.

(b) Includes $16.0 million ($10.4 million after tax or $.40 per share) unusual charge resulting from the acquisition of Western. See Note 3.

(c) Includes $1.2 million ($.8 million after tax or $.03 per share) unusual charge resulting from the acquisition of Western. See Note 3.

(d) Includes $1.5 million ($.05 per share) of nonrecurring tax benefits.

(e) Includes $1.3 million ($.08 per share) of nonrecurring tax benefits.

15. SUPPLEMENTAL GUARANTOR INFORMATION

     On February 20, 1996, BJ Services Company ("Parent") issued $125.0 million of 7% notes due 2006 ("Notes") as to which its wholly owned, direct subsidiaries, BJ Services Company, U.S.A. ("BJ U.S.A."), BJ Service International, Inc. ("BJ International") and BJ Services Company Middle East ("BJ Middle East") (on a combined basis, the "Guarantor Subsidiaries" and individually a "Guarantor") have fully and unconditionally guaranteed, on a joint and several basis, its obligation to pay principal and interest with respect to the Notes. Each of the guarantees is an unsecured obligation of the Guarantor and ranks pari passu with the guarantees provided by and the obligations of each such Guarantor under the Bank Credit Facility and the obligations of such Guarantor under the 9.2% Notes and with all existing and future unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such guarantee.

     Substantially all of the Company's operating income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Company's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the

                              BJ SERVICES COMPANY
financial condition and operating requirements of the Company's subsidiaries, could limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. Although holders of the Notes will be direct creditors of the Company's principal direct subsidiaries by virtue of the guarantees, the Company has subsidiaries ("Non-Guarantor Subsidiaries") that are not included among the Guarantors, and such subsidiaries will not be obligated with respect to the Notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Company, including the holders of the Notes.

     The following supplemental consolidating condensed financial statements present:

          1. Consolidating condensed statements of financial position as of September 30, 1995 and 1994 and consolidating condensed statements of operations and cash flows for each of the three years in the period ended September 30, 1995.

          2. The Parent, the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries with their investments in subsidiaries accounted for using the equity method.

          3. Elimination entries necessary to consolidate the Parent and all of its subsidiaries.

     Management does not believe that separate financial statements of the Guarantors of the Notes are material to investors in the Notes.

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1995

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                       PARENT    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                       ------    ------------    ------------    ------------    ------------
Revenue..............................  $           $392,207        $267,755        $(26,302)       $633,660
Operating Expenses:
  Cost of sales and services.........               345,937         206,224         (26,302)        525,859
  Research and engineering...........                11,505             794                          12,299
  Marketing..........................                19,146           7,283                          26,429
  General and administrative.........                16,055          12,263                          28,318
  Goodwill amortization..............                 2,573             693                           3,266
  Unusual charge.....................                17,200                                          17,200
                                       ------      --------        --------        --------        --------
          Total operating expenses...               412,416         227,257         (26,302)        613,371
                                       ------      --------        --------        --------        --------
Operating income (loss)..............               (20,209)         40,498                          20,289
Interest income......................                 1,384             672          (1,157)            899
Interest expense.....................               (12,090)         (4,231)          1,157         (15,164)
Income from equity investees.........   9,889        29,373                         (39,262)
Other income -- net..................                 2,683              80                           2,763
                                       ------      --------        --------        --------        --------
Income (loss) before income taxes....   9,889         1,141          37,019         (39,262)          8,787
Income tax expense (benefit).........                (8,748)          7,646                          (1,102)
                                       ------      --------        --------        --------        --------
Net income...........................  $9,889      $  9,889        $ 29,373        $(39,262)       $  9,889
                                       ======      ========        ========        ========        ========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1994

                                                    COMBINED        COMBINED
                                                   GUARANTOR      NONGUARANTOR
                                        PARENT    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                        ------    ------------    ------------    ------------    ------------
Revenue...............................   $          $249,716        $209,909        $(25,149)       $434,476
Operating Expenses:
  Cost of sales and services..........               228,071         166,072         (25,149)        368,994
  Research and engineering............                 7,671             950                           8,621
  Marketing...........................                 8,608           5,561                          14,169
  General and administrative..........                12,025          10,684                          22,709
  Goodwill amortization...............                 1,274              24                           1,298
                                         ----       --------        --------        --------        --------
          Total operating expenses....               257,649         183,291         (25,149)        415,791
                                         ----       --------        --------        --------        --------
Operating income (loss)...............                (7,933)         26,618                          18,685
Interest income.......................                 2,869                          (2,140)            729
Interest expense......................                (6,685)         (2,838)          2,140          (7,383)
Income from equity investees..........    370         17,504                         (17,874)
Other income (expense) -- net.........                 1,830          (1,085)                            745
                                         ----       --------        --------        --------        --------
Income before income taxes and
  cumulative effect of accounting
  change..............................    370          7,585          22,695         (17,874)         12,776
Income tax expense (benefit)..........                (3,185)          5,191                           2,006
                                         ----       --------        --------        --------        --------
Income before cumulative effect of
  accounting change...................    370         10,770          17,504         (17,874)         10,770
Cumulative effect of change in
  accounting principle, net of tax....               (10,400)                                        (10,400)
                                         ----       --------        --------        --------        --------
Net income............................   $370       $    370        $ 17,504        $(17,874)       $    370
                                         ====       ========        ========        ========        ========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1993

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                      -------    ------------    ------------    ------------    ------------
Revenue.............................  $            $228,682        $184,431        $(18,750)       $394,363
Operating Expenses:
  Cost of sales and services........                205,971         141,821         (18,750)        329,042
  Research and engineering..........                  8,035           1,063                           9,098
  Marketing.........................                  8,854           4,115                          12,969
  General and administrative........                 11,879          10,946                          22,825
  Goodwill amortization.............                    691                                             691
                                       ------      --------        --------        --------        --------
          Total operating
            expenses................                235,430         157,945         (18,750)        374,625
                                       ------      --------        --------        --------        --------
Operating income (loss).............                 (6,748)         26,486                          19,738
Interest income.....................                  3,081          (1,099)         (1,482)            500
Interest expense....................                 (6,268)           (628)          1,482          (5,414)
Income from equity investees........   14,561        17,566                         (32,127)
Other income (expense) -- net.......                  1,359             (29)                          1,330
                                       ------      --------        --------        --------        --------
Income before income taxes..........   14,561         8,990          24,730         (32,127)         16,154
Income tax expense (benefit)........                 (5,571)          7,164                           1,593
                                       ------      --------        --------        --------        --------
Net income..........................  $14,561      $ 14,561        $ 17,566        $(32,127)       $ 14,561
                                       ======      ========        ========        ========        ========

                              BJ SERVICES COMPANY

      SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                               SEPTEMBER 30, 1995

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                     --------    ------------    ------------    ------------    ------------
                                                   ASSETS
Current assets:
  Cash and cash equivalents........  $             $  1,842        $              $                $  1,842
  Receivables -- net...............                  87,118          81,653                         168,771
  Inventories -- net...............                  38,463          28,388                          66,851
  Deferred income taxes............                   9,370                                           9,370
  Other current assets.............                   3,163           6,938                          10,101
                                     --------      --------        --------        ---------       --------
          Total current assets.....                 139,956         116,979                         256,935
  Investment in subsidiaries.......   171,612       107,653                         (279,265)
  Intercompany advances -- net.....   296,156                                       (296,156)
  Property -- net..................                 261,713         155,097                         416,810
  Deferred income taxes............                  92,447          15,442                         107,889
  Goodwill and other assets........                 205,403           2,646                         208,049
                                     --------      --------        --------        ---------       --------
                                     $467,768      $807,172        $290,164       $ (575,421)      $989,683
                                     ========      ========        ========        =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................  $             $ 60,677        $ 24,998       $                $ 85,675
  Short-term borrowings and current
     portion of long-term debt.....                  37,600                                          37,600
  Accrued employee compensation and
     benefits......................                  16,277           8,608                          24,885
  Income and other taxes...........         7         4,097           7,271                          11,375
  Other accrued liabilities........       966        29,959          16,648           (2,837)        44,736
                                     --------      --------        --------        ---------       --------
          Total current
            liabilities............       973       148,610          57,525           (2,837)       204,271
Long-term debt.....................                 222,566          37,000                         259,566
Deferred income taxes..............                   2,248           9,248                          11,496
Accrued post retirement benefits
  and other........................                  46,902             653                          47,555
Intercompany advances -- net.......                 215,234          78,085         (293,319)
Stockholders' equity...............   466,795       171,612         107,653         (279,265)       466,795
                                     --------      --------        --------        ---------       --------
                                     $467,768      $807,172        $290,164       $ (575,421)      $989,683
                                     ========      ========        ========        =========       ========

                              BJ SERVICES COMPANY

      SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                               SEPTEMBER 30, 1994

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                     --------    ------------    ------------    ------------    ------------
                                                   ASSETS
Current assets:
  Cash and cash equivalents........  $             $  3,218        $              $                $  3,218
  Receivables -- net...............                  45,086          58,668                         103,754
  Inventories -- net...............                  18,452          20,227                          38,679
  Deferred income taxes............                   4,478                                           4,478
  Other current assets.............                   2,751           5,479                           8,230
                                     --------      --------        --------        ---------       --------
          Total current assets.....                  73,985          84,374                         158,359
Investment in subsidiaries.........   159,260        84,008                         (243,268)
Intercompany advances -- net.......    30,674                                        (30,674)
Property -- net....................                  91,270         107,574                         198,844
Deferred income taxes..............                  16,365           4,242                          20,607
Goodwill and other assets..........                  28,816           3,440                          32,256
                                     --------      --------        --------        ---------       --------
                                     $189,934      $294,444        $199,630       $ (273,942)      $410,066
                                     ========      ========        ========        =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................  $             $ 33,812        $ 20,797       $                $ 54,609
  Short-term borrowings and current
     portion of long-term debt.....                  31,200           2,250                          33,450
  Accrued employee compensation and
     benefits......................                   4,023           6,498                          10,521
  Income and other taxes...........         7         2,133           8,330                          10,470
  Other accrued liabilities........                   6,484           6,041             (726)        11,799
                                     --------      --------        --------        ---------       --------
          Total current
            liabilities............         7        77,652          43,916             (726)       120,849
Long-term debt.....................                  37,639          37,061                          74,700
Deferred income taxes..............                   2,248           4,946                           7,194
Accrued post retirement benefits
  and other........................                  15,895           1,501                          17,396
Intercompany advance -- net........                   1,750          28,198          (29,948)
Stockholders' equity...............   189,927       159,260          84,008         (243,268)       189,927
                                     --------      --------        --------        ---------       --------
                                     $189,934      $294,444        $199,630       $ (273,942)      $410,066
                                     ========      ========        ========        =========       ========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1995

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                     --------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income.........................  $  9,889     $     9,889      $ 29,373        $(39,262)      $    9,889
Adjustments to reconcile net income
  to cash provided by operating
  activities:
  Unusual charge (noncash).........                     3,646                                          3,646
  Depreciation and amortization....                    22,688        19,376                           42,064
  Net gain on disposal of assets...                       (27)         (803)                            (830)
  Recognition of unearned
     compensation..................                     2,463                                          2,463
  Deferred income taxes
     (benefit).....................                    (8,336)         (525)                          (8,861)
  Income of equity investees.......    (9,889)        (29,373)                       39,262
Changes in:
  Receivables......................                    21,894       (22,985)                          (1,091)
  Accounts payable.................                     3,506         4,201                            7,707
  Inventories......................                        83        (8,161)                          (8,078)
  Other current assets and
     liabilities...................       966         (10,224)       10,199          (2,111)          (1,170)
  Other, net.......................    (2,241)          2,167        (8,392)          2,111           (6,355)
                                      -------        --------      --------        --------        ---------
Net cash provided from (used for)
  operating activities.............    (1,275)         18,376        22,283                           39,384
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Property additions.................                    (8,263)      (22,703)                         (30,966)
Proceeds from disposal of assets...                     2,662         2,731                            5,393
Acquisition of business, net of
  cash acquired....................                  (203,313)                                      (203,313)
                                      -------        --------      --------        --------        ---------
Net cash used for investing
  activities.......................                  (208,914)      (19,972)                        (228,886)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from issuance of stock....     1,275                                                          1,275
Proceeds from (reduction of)
  borrowings -- net................                   189,162        (2,311)                         186,851
                                      -------        --------      --------        --------        ---------
Net cash provided from (used for)
  financing activities.............     1,275         189,162        (2,311)                         188,126
Decrease in cash and cash
  equivalents......................                    (1,376)                                        (1,376)
Cash and cash equivalents at
  beginning of period..............                     3,218                                          3,218
                                      -------        --------      --------        --------        ---------
Cash and cash equivalents at end of
  period...........................  $            $     1,842      $               $              $    1,842
                                      =======        ========      ========        ========        =========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1994

                                                        COMBINED        COMBINED
                                                       GUARANTOR      NONGUARANTOR
                                            PARENT    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                            ------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income................................  $  370      $    370        $ 17,504        $(17,874)       $    370
Adjustments to reconcile net income to
  cash provided by operating activities:
  Cumulative effect of accounting
     change...............................                10,400                                          10,400
  Depreciation and amortization...........                 9,988          15,347                          25,335
  Net gain on disposal of assets..........                  (148)           (198)                           (346)
  Recognition of unearned compensation....                   524                                             524
  Deferred income taxes (benefit).........                (2,831)         (2,128)                         (4,959)
  Income of equity investees..............    (370)      (17,504)                         17,874
Changes in:
  Receivables.............................                (2,666)         (6,569)                         (9,235)
  Accounts payable........................                 5,165           3,252                           8,417
  Inventories.............................                    57            (678)                           (621)
  Other current assets and liabilities....                (2,786)          1,298            (472)         (1,960)
  Other, net..............................    (980)        2,975          (4,137)            472          (1,670)
                                             -----      --------        --------        --------        --------
Net cash provided from (used for)
  operating activities....................    (980)        3,544          23,691                          26,255
CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions........................               (13,343)        (26,002)                        (39,345)
Proceeds from disposal of assets..........                 1,059           1,529                           2,588
Acquisition of business, net of cash
  acquired................................                                (2,000)                         (2,000)
                                             -----      --------        --------        --------        --------
Net cash used for investing activities....               (12,284)        (26,473)                        (38,757)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock...........     980                                                           980
Proceeds from borrowings -- net...........                10,338           2,782                          13,120
                                             -----      --------        --------        --------        --------
Net cash provided from financing
  activities..............................     980        10,338           2,782                          14,100
Increase in cash and cash equivalents.....                 1,598                                           1,598
Cash and cash equivalents at beginning of
  period..................................                 1,620                                           1,620
                                             -----      --------        --------        --------        --------
Cash and cash equivalents at end of
  period..................................  $           $  3,218        $               $               $  3,218
                                             =====      ========        ========        ========        ========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1993

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                     --------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income.........................  $ 14,561      $ 14,561        $ 17,566        $(32,127)       $ 14,561
Adjustments to reconcile net income
  to cash provided by operating
  activities:
  Depreciation and amortization....                   9,352          14,818                          24,170
  Net loss on disposal of assets...                      62                                              62
  Recognition of unearned
     compensation..................                     500                                             500
  Deferred income taxes
     (benefit).....................                  (4,414)           (463)                         (4,877)
  Income of equity investees.......   (14,561)      (17,566)                         32,127
Changes in:
  Receivables......................                  (5,812)        (11,738)                        (17,550)
  Accounts payable.................                   2,240           4,447                           6,687
  Inventories......................                   2,476          (3,048)                           (572)
  Other current assets and
     liabilities...................      (180)       (4,949)        (11,088)           (264)        (16,481)
  Other, net.......................   (15,618)       (5,468)         14,007             264          (6,815)
                                     --------      --------        --------        --------        --------
Net cash provided from (used for)
  operating activities.............   (15,798)       (9,018)         24,501                            (315)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Property additions.................                  (6,809)        (30,541)                        (37,350)
Proceeds from disposal of assets...                   2,043           1,939                           3,982
Acquisition of business, net of
  cash acquired....................                                  (7,400)                         (7,400)
                                     --------      --------        --------        --------        --------
Net cash used for investing
  activities.......................                  (4,766)        (36,002)                        (40,768)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from issuance of stock....    41,917                                                        41,917
Proceeds from (reduction of)
  borrowings -- net................   (26,119)       13,929          11,501                            (689)
                                     --------      --------        --------        --------        --------
Net cash provided from financing
  activities.......................    15,798        13,929          11,501                          41,228
Increase in cash and cash
  equivalents......................                     145                                             145
Cash and cash equivalents at
  beginning of period..............                   1,475                                           1,475
                                     --------      --------        --------        --------        --------
Cash and cash equivalents at end of
  period...........................  $             $  1,620        $               $               $  1,620
                                     ========      ========        ========        ========        ========

                              BJ SERVICES COMPANY
                  CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                              BJ SERVICES COMPANY

           CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

                                                   THREE MONTHS ENDED         SIX MONTHS ENDED
                                                        MARCH 31,                 MARCH 31,
                                                  ---------------------     ---------------------
                                                    1996         1995         1996         1995
                                                  --------     --------     --------     --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue.........................................  $200,794     $106,668     $407,295     $226,083
Operating expenses:
  Cost of sales and services....................   167,163       90,665      334,249      190,264
  Research and engineering......................     3,858        2,215        7,602        4,278
  Marketing.....................................     9,600        4,004       17,883        7,948
  General and administrative....................     8,233        6,349       16,722       12,453
  Goodwill amortization.........................     1,329          289        2,671          578
                                                  --------     --------     --------     --------
          Total operating expenses..............   190,183      103,522      379,127      215,521
                                                  --------     --------     --------     --------
Operating income................................    10,611        3,146       28,168       10,562
Interest expense................................    (5,557)      (2,311)     (11,095)      (4,618)
Interest income.................................       247          197          326          334
Other income - net..............................       739          682        1,339        1,518
                                                  --------     --------     --------     --------
Income before income taxes......................     6,040        1,714       18,738        7,796
Income taxes....................................     1,617          336        5,170        1,674
                                                  --------     --------     --------     --------
Net income......................................  $  4,423     $  1,378     $ 13,568     $  6,122
                                                  ========     ========     ========     ========
Net income per share:
  Primary.......................................  $    .15     $    .09     $    .48     $    .38
  Fully diluted.................................  $    .15     $    .09     $    .46     $    .38
Average shares outstanding:
  Primary.......................................    28,664       15,959       28,560       15,963
  Fully diluted.................................    29,281       16,087       29,241       16,087

       See Notes to Unaudited Consolidated Condensed Financial Statements

                              BJ SERVICES COMPANY

             CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION

                                                                     MARCH 31,      SEPTEMBER 30,
                                                                        1996            1995
                                                                     ----------     -------------
                                                                     (UNAUDITED)
                                                                            (IN THOUSANDS)
                                             ASSETS
Current assets:
  Cash and cash equivalents........................................  $    3,091       $   1,842
  Receivables -- net...............................................     168,574         168,771
  Inventories:
     Finished goods................................................      57,074          50,665
     Work in process...............................................       2,815           2,394
     Raw materials.................................................      11,104          13,792
                                                                     ----------       ---------
          Total inventories........................................      70,993          66,851
  Deferred income taxes............................................      10,348           9,370
  Other current assets.............................................      13,255          10,101
                                                                     ----------       ---------
     Total current assets..........................................     266,261         256,935
Property -- net....................................................     414,080         416,810
Deferred income taxes..............................................     109,564         107,889
Goodwill and other assets..........................................     206,061         208,049
                                                                     ----------       ---------
                                                                     $  995,966       $ 989,683
                                                                     ==========       =========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................  $   87,671       $  85,675
  Short-term borrowings and current portion of long-term debt......      20,275          37,600
  Accrued employee compensation and benefits.......................      20,447          24,885
  Income and other taxes...........................................      12,199          11,375
  Accrued insurance................................................       9,804          12,867
  Other accrued liabilities........................................      26,264          31,869
                                                                     ----------       ---------
          Total current liabilities................................     176,660         204,271
Long-term debt.....................................................     282,021         259,566
Deferred income taxes..............................................       9,633          11,496
Accrued postretirement benefits and other..........................      42,494          47,555
Stockholders' equity...............................................     485,158         466,795
                                                                     ----------       ---------
                                                                     $  995,966       $ 989,683
                                                                     ==========       =========

       See Notes to Unaudited Consolidated Condensed Financial Statements

                              BJ SERVICES COMPANY

           CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.............................................................  $ 13,568     $  6,122
Adjustments to reconcile net income to cash provided by operating activities:
  Amortization of unearned compensation................................       546          660
  Depreciation and amortization........................................    29,305       13,612
  Deferred income taxes (benefit)......................................       593       (2,264)
  Net gain on disposal of property.....................................        (2)        (692)
Changes in:
  Receivables..........................................................     3,141        5,701
  Inventories..........................................................    (2,111)      (4,134)
  Accounts payable.....................................................     1,139       (5,696)
  Other current assets and liabilities.................................   (17,889)       2,351
  Other, net...........................................................    (9,708)       1,427
                                                                         --------     --------
Net cash provided from operating activities............................    18,582       17,087
CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions.....................................................   (21,795)     (15,003)
Proceeds from disposal of assets.......................................       735        3,806
Acquisition of business, net of cash acquired..........................    (3,700)
                                                                         --------     --------
Net cash used for investing activities.................................   (24,760)     (11,197)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (reduction of) borrowings -- net.........................     3,421       (4,159)
Proceeds from issuance of stock........................................     4,006          749
                                                                         --------     --------
Net cash provided from (used for) financing activities.................     7,427       (3,410)
Increase in cash and cash equivalents..................................     1,249        2,480
Cash and cash equivalents at beginning of period.......................     1,842        3,218
                                                                         --------     --------
Cash and cash equivalents at end of period.............................  $  3,091     $  5,698
                                                                         ========     ========

       See Notes to Unaudited Consolidated Condensed Financial Statements

                              BJ SERVICES COMPANY

         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. GENERAL

     In the opinion of management, the unaudited consolidated condensed financial statements for BJ Services Company (the "Company") include all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1996, and the results of operations and cash flows for each of the six-month periods ended March 31, 1996 and 1995. The consolidated condensed statement of financial position at September 30, 1995 is derived from the September 30, 1995 audited consolidated financial statements. Although management believes the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations and the cash flows for the six-month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

     Certain amounts for fiscal 1995 have been reclassified in the accompanying consolidated condensed financial statements to conform to the current period presentation.

2. EARNINGS PER SHARE

     Primary earnings per share are based on the weighted average number of shares outstanding during each period and the assumed exercise of dilutive stock options and warrants less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock for each of the periods presented.

     Fully diluted earnings per share are based on the weighted average number of shares outstanding during each period and the assumed exercise of dilutive stock options and warrants less the number of treasury shares assumed to be purchased from the proceeds using the closing market price of the Company's common stock for each of the periods presented.

                                                      THREE MONTHS ENDED       SIX MONTHS ENDED
                                                           MARCH 31,               MARCH 31,
                                                      -------------------     -------------------
                                                       1996        1995        1996        1995
                                                      -------     -------     -------     -------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income..........................................  $ 4,423     $ 1,378     $13,568     $ 6,122
                                                      =======     =======     =======     =======
Average primary common and common equivalent shares
  outstanding:
  Common stock......................................   28,095      15,717      28,055      15,717
  Common stock equivalents from assumed exercise of
     stock options..................................      569         242         505         246
                                                      -------     -------     -------     -------
                                                       28,664      15,959      28,560      15,963
                                                      =======     =======     =======     =======
Primary earnings per share..........................  $   .15     $   .09     $   .48     $   .38
                                                      =======     =======     =======     =======
Average fully diluted common and common equivalent
  shares outstanding:
  Common stock......................................   28,095      15,717      28,055      15,717
  Common stock equivalents from assumed exercise of
     stock options..................................      685         370         685         370
  Common stock equivalents from assumed exercise of
     warrants.......................................      501                     501
                                                      -------     -------     -------     -------
                                                       29,281      16,087      29,241      16,087
                                                      =======     =======     =======     =======
Fully diluted earnings per share....................  $   .15     $   .09     $   .46     $   .38
                                                      =======     =======     =======     =======

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

3. ACQUISITION OF BUSINESS

     Effective December 1, 1995, the Company acquired the remaining 60% ownership of its previously unconsolidated joint venture in Brazil, for total consideration of $5.4 million consisting of $3.7 million in cash and $1.7 million in debt assumed by the Company. This acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The consolidated statement of operations includes operating results of the subsidiary acquired since the date of acquisition. This acquisition is not material to the Company's financial statements and therefore pro forma information is not presented.

4. LONG-TERM DEBT

     On February 20, 1996, BJ Services Company ("Parent") issued $125.0 million of 7% Notes due 2006 ("Notes") as to which its direct wholly owned subsidiaries, BJ U.S.A., BJ International and BJ Middle East (on a combined basis, the "Guarantor Subsidiaries" and individually a "Guarantor") have fully and unconditionally guaranteed, on a joint and several basis, its obligation to pay principal and interest with respect to the Notes. Each of the guarantees is an unsecured obligation of the Guarantor and ranks pari passu with the guarantees provided by and the obligations of each such Guarantor under the Bank Credit Facility and the obligations of such Guarantor under the Company's 9.2% Notes due August 1, 1998 and with all existing and future unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such guarantee.

     The net proceeds from the issuance of the 7% Notes ($123.3 million) were used by the Company to repay indebtedness outstanding under the term loan portion of the Bank Credit Facility. In connection therewith, the Bank Credit Facility was amended to provide for a new maturity schedule for the remaining $96.0 million term loan. At March 31, 1996, principal reductions of the term loan are due in aggregate installments of $5,600,000, $18,800,000, $23,800,000, $23,800,000 and $24,000,000 in the years ended September 30, 1997, 1998, 1999,
2000 and 2001, respectively.

5. SUPPLEMENTAL GUARANTOR INFORMATION

     As discussed in Note 4, each of the Guarantors has fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to the Notes.

     Substantially all of the Company's operating income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Company's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Company's subsidiaries, could limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. Although holders of the Notes are direct creditors of the Company's principal direct subsidiaries by virtue of the guarantees, the Company has subsidiaries ("Non-Guarantor Subsidiaries") that are not included among the Guarantor Subsidiaries, and such subsidiaries are not obligated with respect to the Notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Company, including the holders of the Notes.

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     The following supplemental condensed consolidating financial statements present:

          1. Condensed consolidating statements of financial position as of March 31, 1996 and September 30, 1995, condensed consolidating statements of operations for each of the three- and six-month periods ended March 31, 1996 and 1995 and condensed consolidating statements of cash flows for each of the six-month periods ended March 31, 1996 and 1995.

          2. The Parent, the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries with their investments in subsidiaries accounted for using the equity method.

          3. Elimination entries necessary to consolidate the Parent and all of its subsidiaries.

     Management does not believe that separate financial statements of the Guarantors of the Notes are material to investors in the Notes.

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                       THREE MONTHS ENDED MARCH 31, 1996

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                      PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                      ------    ------------    -------------    ------------    ------------
Revenue.............................  $           $133,095         $77,020         $ (9,321)       $200,794
Operating expenses:
  Cost of sales and services........               118,344          58,140           (9,321)        167,163
  Research and engineering..........                 3,638             220                            3,858
  Marketing.........................                 7,105           2,495                            9,600
  General and administrative........                 4,921           3,312                            8,233
  Goodwill amortization.............                 1,155             174                            1,329
                                      ------      --------         -------         --------        --------
          Total operating
            expenses................               135,163          64,341           (9,321)        190,183
                                      ------      --------         -------         --------        --------
Operating income (loss).............                (2,068)         12,679                           10,611
Interest income.....................                   366             242             (361)            247
Interest expense....................                (4,801)         (1,117)             361          (5,557)
Income from equity investees........   4,423         8,804                          (13,227)
Other income -- net.................                   997            (258)                             739
                                      ------      --------         -------         --------        --------
Income before income taxes..........   4,423         3,298          11,546          (13,227)          6,040
Income tax expense (benefit)........                (1,125)          2,742                            1,617
                                      ------      --------         -------         --------        --------
Net income..........................  $4,423      $  4,423         $ 8,804         $(13,227)       $  4,423
                                      ======      ========         =======         ========        ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                       THREE MONTHS ENDED MARCH 31, 1995

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                      PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                      ------    ------------    -------------    ------------    ------------
Revenue.............................  $           $ 58,289         $55,264         $ (6,885)       $106,668
Operating expenses:
  Cost of sales and services........                54,396          43,154           (6,885)         90,665
  Research and engineering..........                 2,000             215                            2,215
  Marketing.........................                 2,387           1,617                            4,004
  General and administrative........                 3,567           2,782                            6,349
  Goodwill amortization.............                   119             170                              289
                                      ------       -------         -------          -------        --------
          Total operating
            expenses................                62,469          47,938           (6,885)        103,522
                                      ------       -------         -------          -------        --------
Operating income (loss).............                (4,180)          7,326                            3,146
Interest income.....................                   412             181             (396)            197
Interest expense....................                (2,368)           (339)             396          (2,311)
Income from equity investees........   1,378         5,276                           (6,654)
Other income -- net.................                   777             (95)                             682
                                      ------       -------         -------          -------        --------
Income (loss) before income taxes...   1,378           (83)          7,073           (6,654)          1,714
Income tax expense (benefit)........                (1,461)          1,797                              336
                                      ------       -------         -------          -------        --------
Net income..........................  $1,378      $  1,378         $ 5,276         $ (6,654)       $  1,378
                                      ======       =======         =======          =======        ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                        SIX MONTHS ENDED MARCH 31, 1996

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                     -------    ------------    -------------    ------------    ------------
Revenue............................  $            $273,122        $ 152,047        $(17,874)       $407,295
Operating expenses:
  Cost of sales and services.......                236,640          115,483         (17,874)        334,249
  Research and engineering.........                  7,196              406                           7,602
  Marketing........................                 13,647            4,236                          17,883
  General and administrative.......                 10,098            6,624                          16,722
  Goodwill amortization............                  2,322              349                           2,671
                                      ------      --------          -------        --------        --------
          Total operating
            expenses...............                269,903          127,098         (17,874)        379,127
                                      ------      --------          -------        --------        --------
Operating income...................                  3,219           24,949                          28,168
Interest income....................                    729              320            (723)            326
Interest expense...................                 (9,609)          (2,209)            723         (11,095)
Income from equity investees.......   13,568        16,573                          (30,141)
Other income (expense) -- net......                  1,620             (281)                          1,339
                                      ------      --------          -------        --------        --------
Income before income taxes.........   13,568        12,532           22,779         (30,141)         18,738
Income tax expense (benefit).......                 (1,036)           6,206                           5,170
                                      ------      --------          -------        --------        --------
Net income.........................  $13,568      $ 13,568        $  16,573        $(30,141)       $ 13,568
                                      ======      ========          =======        ========        ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                        SIX MONTHS ENDED MARCH 31, 1995

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                      PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                      ------    ------------    -------------    ------------    ------------
Revenue.............................  $           $126,390        $ 111,732        $(12,039)       $226,083
Operating expenses:
  Cost of sales and services........               114,772           87,531         (12,039)        190,264
  Research and engineering..........                 3,754              524                           4,278
  Marketing.........................                 4,703            3,245                           7,948
  General and administrative........                 6,791            5,662                          12,453
  Goodwill amortization.............                   236              342                             578
                                      ------      --------         --------        --------        --------
          Total operating
            expenses................               130,256           97,304         (12,039)        215,521
                                      ------      --------         --------        --------        --------
Operating income (loss).............                (3,866)          14,428                          10,562
Interest income.....................                   760              318            (744)            334
Interest expense....................                (3,125)          (2,237)            744          (4,618)
Income from equity investees........   6,122         8,560                          (14,682)
Other income -- net.................                 1,397              121                           1,518
                                      ------      --------         --------        --------        --------
Income before income taxes..........   6,122         3,726           12,630         (14,682)          7,796
Income tax expense (benefit)........                (2,396)           4,070                           1,674
                                      ------      --------         --------        --------        --------
Net income..........................  $6,122      $  6,122        $   8,560        $(14,682)       $  6,122
                                      ======      ========         ========        ========        ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

      SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                                 MARCH 31, 1996

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                    --------    ------------    -------------    ------------    ------------
                                                   ASSETS
Current assets:
  Cash and cash equivalents.......  $             $  3,091        $               $                $  3,091
  Receivables -- net..............                  80,778           87,796                         168,574
  Inventories -- net..............                  38,356           32,637                          70,993
  Deferred income taxes...........                  10,348                                           10,348
  Other current assets............                   6,431            6,824                          13,255
                                    --------      --------         --------        ---------       --------
          Total current assets....                 139,004          127,257                         266,261
  Investment in subsidiaries......   185,777       124,469                          (310,246)
  Intercompany advances -- net....   300,156                                        (300,156)
  Property -- net.................                 255,694          158,386                         414,080
  Deferred income taxes...........                  92,504           17,060                         109,564
  Goodwill and other assets.......                 202,243            3,818                         206,061
                                    --------      --------         --------        ---------       --------
                                    $485,933      $813,914        $ 306,521       $ (610,402)      $995,966
                                    ========      ========         ========        =========       ========
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................  $             $ 59,519        $  28,152       $                $ 87,671
  Short-term borrowings and
     current portion of long-term
     debt.........................                  16,600            3,675                          20,275
  Accrued employee compensation
     and benefits.................                  11,783            8,664                          20,447
  Income and other taxes..........         7         2,755            9,437                          12,199
  Other accrued liabilities.......       768        18,509           17,308             (517)        36,068
                                    --------      --------         --------        ---------       --------
          Total current
            liabilities...........       775       109,166           67,236             (517)       176,660
Long-term debt....................                 244,620           37,401                         282,021
Deferred income taxes.............                   2,274            7,359                           9,633
Accrued postretirement benefits
  and other.......................                  42,979             (485)                         42,494
Intercompany advances -- net......                 229,098           70,541         (299,639)
Stockholders' equity..............   485,158       185,777          124,469         (310,246)       485,158
                                    --------      --------         --------        ---------       --------
                                    $485,933      $813,914        $ 306,521       $ (610,402)      $995,966
                                    ========      ========         ========        =========       ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

      SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                               SEPTEMBER 30, 1995

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                    --------    ------------    -------------    ------------    ------------
                                                   ASSETS
Current assets:
  Cash and cash equivalents.......  $             $  1,842        $               $                $  1,842
  Receivables -- net..............                  87,118           81,653                         168,771
  Inventories -- net..............                  38,463           28,388                          66,851
  Deferred income taxes...........                   9,370                                            9,370
  Other current assets............                   3,163            6,938                          10,101
                                    --------      --------         --------        ---------       --------
          Total current assets....                 139,956          116,979                         256,935
Investment in subsidiaries........   171,612       107,653                          (279,265)
Intercompany advances -- net......   296,156                                        (296,156)
Property -- net...................                 261,713          155,097                         416,810
Deferred income taxes.............                  92,447           15,442                         107,889
Goodwill and other assets.........                 205,403            2,646                         208,049
                                    --------      --------         --------        ---------       --------
                                    $467,768      $807,172        $ 290,164       $ (575,421)      $989,683
                                    ========      ========         ========        =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................  $             $ 60,677        $  24,998       $                $ 85,675
  Short-term borrowings and
     current portion of long-term
     debt.........................                  37,600                                           37,600
  Accrued employee compensation
     and benefits.................                  16,277            8,608                          24,885
  Income and other taxes..........         7         4,097            7,271                          11,375
  Other accrued liabilities.......       966        29,959           16,648           (2,837)        44,736
                                    --------      --------         --------        ---------       --------
          Total current
            liabilities...........       973       148,610           57,525           (2,837)       204,271
Long-term debt....................                 222,566           37,000                         259,566
Deferred income taxes.............                   2,248            9,248                          11,496
Accrued postretirement benefits
  and other.......................                  46,902              653                          47,555
Intercompany advances -- net......                 215,234           78,085         (293,319)
Stockholders' equity..............   466,795       171,612          107,653         (279,265)       466,795
                                    --------      --------         --------        ---------       --------
                                    $467,768      $807,172        $ 290,164       $ (575,421)      $989,683
                                    ========      ========         ========        =========       ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                        SIX MONTHS ENDED MARCH 31, 1996

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                     -------    ------------    -------------    ------------    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income.........................  $13,568      $ 13,568        $  16,585        $(30,153)       $ 13,568
Adjustments to reconcile net income
  to cash provided by operating
  activities:
  Depreciation and amortization....                 18,066           11,239                          29,305
  Net gain on disposal of assets
     ..............................                                      (2)                             (2)
  Recognition of unearned
     compensation..................                    546                                              546
  Deferred income taxes
     (benefit).....................                 (1,016)           1,609                             593
  Income of equity investees.......  (13,568)      (16,585)                          30,153
Changes in:
  Receivables......................                  6,340           (3,199)                          3,141
  Accounts payable.................                 (1,158)           2,297                           1,139
  Inventories......................                    107           (2,218)                         (2,111)
  Other current assets and
     liabilities...................     (198)      (21,532)           1,521           2,320         (17,889)
  Other, net.......................   (3,808)       12,461          (16,041)         (2,320)         (9,708)
                                     -------    ------------    -------------    ------------    ------------
Net cash provided from (used for)
  operating activities.............   (4,006)       10,797           11,791                          18,582
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Property additions.................                (11,081)         (10,714)                        (21,795)
Proceeds from disposal of assets...                    479              256                             735
Acquisition of business, net of
  cash acquired....................                                  (3,700)                         (3,700)
                                     -------    ------------    -------------    ------------    ------------
Net cash used for investing
  activities.......................                (10,602)         (14,158)                        (24,760)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from issuance of stock....    4,006                                                          4,006
Proceeds from (reduction of)
  borrowings - net.................                  1,054            2,367                           3,421
                                     -------    ------------    -------------    ------------    ------------
Net cash provided from (used for)
  financing activities.............    4,006         1,054            2,367                           7,427
Increase in cash and cash
  equivalents .....................                  1,249                                            1,249
Cash and cash equivalents at
  beginning of period..............                  1,842                                            1,842
                                     -------    ------------    -------------    ------------    ------------
Cash and cash equivalents at end of
  period...........................  $            $  3,091        $                $               $  3,091
                                     =======     =========       ==========       =========       =========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                        SIX MONTHS ENDED MARCH 31, 1995

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                      PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                      ------    ------------    -------------    ------------    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income..........................  $6,122      $  6,122        $   8,560        $(14,682)       $  6,122
Adjustments to reconcile net income
  to cash provided by operating
  activities:
  Depreciation and amortization.....                 4,860            8,752                          13,612
  Net gain on disposal of assets....                                   (692)                           (692)
  Recognition of unearned
     compensation...................                   660                                              660
  Deferred income taxes (benefit)...                (2,264)                                          (2,264)
  Income of equity investees........  (6,122)       (8,560)                          14,682
Changes in:
  Receivables.......................                 5,881             (180)                          5,701
  Accounts payable..................                (4,857)            (839)                         (5,696)
  Inventories.......................                (1,799)          (2,335)                         (4,134)
  Other current assets and
     liabilities....................                   163            1,787             401           2,351
  Other, net........................    (749)        4,938           (2,361)           (401)          1,427
                                      ------       -------         --------        --------        --------
Net cash provided from (used for)
  operating activities..............    (749)        5,144           12,692                          17,087
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Property additions..................                (2,737)         (12,266)                        (15,003)
Proceeds from disposal of assets....                 1,922            1,884                           3,806
                                      ------       -------         --------        --------        --------
Net cash used for investing
  activities........................                  (815)         (10,382)                        (11,197)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from issuance of stock.....     749                                                            749
Proceeds from (reduction of)
  borrowings -- net.................                (1,849)          (2,310)                         (4,159)
                                      ------       -------         --------        --------        --------
Net cash provided from (used for)
  financing activities..............     749        (1,849)          (2,310)                         (3,410)
Increase in cash and cash
  equivalents.......................                 2,480                                            2,480
Cash and cash equivalents at
  beginning of period...............                 3,218                                            3,218
                                      ------       -------         --------        --------        --------
Cash and cash equivalents at end of
  period............................  $           $  5,698        $                $               $  5,698
                                      ======       =======         ========        ========        ========

ITEM 7.

(a)      Financial statements of business acquired.

         The consolidated financial statements and condensed consolidated financial statements of Nowsco are set forth in this Item 7 as of and for the periods indicated therein.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders
Nowsco Well Service Ltd.

     We have audited the consolidated balance sheets of Nowsco Well Service Ltd. as at December 31, 1995, 1994 and 1993 and the consolidated statements of operations, retained earnings and changes in cash position for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1995, 1994 and 1993 and the results of its operations and the changes in its cash position for the years then ended in accordance with generally accepted accounting principles.

KPMG PEAT MARWICK THORNE

Chartered Accountants
Calgary, Alberta
February 8, 1996

  THE FINANCIAL STATEMENTS OF NOWSCO WELL SERVICE LTD. PRESENTED UNDER THIS
   ITEM 7.(a) HAVE BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES
                         GENERALLY ACCEPTED IN CANADA.

                            NOWSCO WELL SERVICE LTD.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                              (THOUSANDS OF CANADIAN DOLLARS)
CURRENT ASSETS:
  Cash and short-term deposits.............................  $ 14,807     $  2,016     $ 30,007
  Short-term investments...................................    11,784        4,997       53,534
  Accounts receivable......................................    92,104      100,856       80,463
  Inventories..............................................    21,717       26,880       17,963
  Prepaid expenses.........................................     4,107        5,544        4,460
                                                             --------     --------     --------
          Total current assets.............................   144,519      140,293      186,427
INVESTMENT.................................................        --           --        3,300
DUE FROM AFFILIATE.........................................     6,275        4,804        2,597
PROPERTY, PLANT AND EQUIPMENT (NOTE E).....................   191,645      194,718      131,565
GOODWILL (NOTE F)..........................................    15,951       18,322       21,714
                                                             --------     --------     --------
          TOTAL............................................  $358,390     $358,137     $345,603
                                                             ========     ========     ========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.................  $ 67,034     $ 74,017     $ 53,237
  Income taxes payable.....................................     2,454        2,319        1,066
  Current maturities of long-term debt.....................        --        2,739       34,757
                                                             --------     --------     --------
          Total current liabilities........................    69,488       79,075       89,060
LONG-TERM DEBT (NOTE G)....................................        --           --        2,757
DEFERRED INCOME TAXES......................................     2,358        2,445        3,121
SHAREHOLDERS' EQUITY
  SHARE CAPITAL (NOTE H)...................................   131,955      131,603      131,240
  RETAINED EARNINGS........................................   158,154      149,241      127,444
  EQUITY TRANSLATION ADJUSTMENT (NOTE I)...................    (3,565)      (4,227)      (8,019)
                                                             --------     --------     --------
          TOTAL............................................   286,544      276,617      250,665
                                                             --------     --------     --------
                                                             $358,390     $358,137     $345,603
                                                             ========     ========     ========

                See notes to consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                               (THOUSANDS OF CANADIAN DOLLARS
                                                                  EXCEPT PER SHARE AMOUNTS)
REVENUE:
  Operations...............................................  $480,128     $405,577     $291,513
OPERATING COSTS AND EXPENSES:
  Material and operating...................................   395,570      326,126      222,942
  General and administrative...............................    22,435       20,188       18,240
  Depreciation and amortization............................    40,403       31,135       23,798
  Restructuring charge (Note M)............................     5,194           --           --
                                                             --------     --------     --------
          Total operating costs and expenses...............   463,602      377,449      264,980
                                                             --------     --------     --------
OPERATING INCOME BEFORE UNDERNOTED.........................    16,526       28,128       26,533
  Interest and other income................................     2,908        4,470        7,713
  Interest expense.........................................      (819)      (1,633)      (5,280)
                                                             --------     --------     --------
INCOME BEFORE INCOME TAXES.................................    18,615       30,965       28,966
Income taxes (Note N)......................................     2,435        1,683        2,530
                                                             --------     --------     --------
NET INCOME FOR THE YEAR....................................  $ 16,180     $ 29,282     $ 26,436
                                                             ========     ========     ========
Net income per share.......................................  $   0.78     $   1.41     $   1.38
                                                             ========     ========     ========

                See notes to consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                              (THOUSANDS OF CANADIAN DOLLARS)
Retained earnings at beginning of year.....................  $149,241     $127,444     $106,382
Net income for the year....................................    16,180       29,282       26,436
Dividends..................................................    (7,267)      (7,485)      (5,374)
                                                             --------     --------     --------
RETAINED EARNINGS AT END OF YEAR...........................  $158,154     $149,241     $127,444
                                                             ========     ========     ========

                See notes to consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.

              CONSOLIDATED STATEMENTS OF CHANGES IN CASH POSITION

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                              (THOUSANDS OF CANADIAN DOLLARS)
OPERATING ACTIVITIES:
  Net income before discontinued operations................  $ 16,180     $ 29,282     $ 26,436
  Add (deduct) items not affecting cash:
     Depreciation and amortization.........................    40,403       31,135       23,798
     Writedown of assets included in restructuring
       charge..............................................     2,613           --           --
     Deferred income taxes (recovery)(Note N)..............       (75)      (1,077)         646
                                                             --------     --------     --------
FUNDS FROM CONTINUING OPERATIONS...........................    59,121       59,340       50,880
  Decrease (increase) in non-cash working capital from
     continuing operations (Note P)........................    17,472      (16,627)      (2,615)
                                                             --------     --------     --------
CASH FLOW FROM CONTINUING OPERATIONS.......................    76,593       42,713       48,265
Cash flow from discontinued operations.....................        --           --        2,900
                                                             --------     --------     --------
CASH FLOW FROM OPERATIONS..................................    76,593       42,713       51,165
                                                             --------     --------     --------
INVESTING ACTIVITIES:
  Purchase of property, plant and equipment................   (45,543)     (56,256)     (18,565)
  Proceeds from disposals of property, plant and
     equipment.............................................     4,293        2,129        2,866
  Advances to affiliate....................................    (1,471)      (2,207)        (136)
  Acquisition of businesses (Note J).......................        --      (43,205)     (29,075)
  Cash acquired upon acquisition of businesses (Note J)....        --        9,574           --
  Debt associated with acquisitions........................        --           --        4,108
  Decrease in investment...................................        --        3,300          415
  Decrease (increase) in non-cash working capital related
     to property, plant and equipment (Note P).............    (4,339)       7,238        1,945
                                                             --------     --------     --------
Cash (out) flow from investing activities..................   (47,060)     (79,427)     (38,442)
                                                             --------     --------     --------
FINANCING ACTIVITIES:
  Proceeds from issuance of common shares (Note H).........       352        1,213       71,961
  Reduction in long-term debt..............................    (2,739)     (34,709)     (13,312)
  Dividends paid...........................................    (7,267)      (7,485)      (5,374)
                                                             --------     --------     --------
Cash (out) flow from financing activities..................    (9,654)     (40,981)      53,275
                                                             --------     --------     --------
INCREASE (DECREASE) IN NET CASH POSITION...................    19,879      (77,695)      65,998
Effect of exchange rate changes on cash position...........      (301)       1,167          177
Net cash position, at beginning of year....................     7,013       83,541       17,366
                                                             --------     --------     --------
Net cash position, at end of year..........................  $ 26,591     $  7,013     $ 83,541
                                                             ========     ========     ========

Net cash position comprises cash, short-term deposits and short-term investments.

                See notes to consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

    UNLESS STATED OTHERWISE, ALL AMOUNTS ARE EXPRESSED IN CANADIAN DOLLARS.

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements are prepared on the historical cost basis in accordance with accounting principles generally accepted in Canada, which conform in all material respects with those in the United States, except as disclosed in Note Q.

     BASIS OF PRESENTATION: The consolidated financial statements include the accounts of Nowsco Well Service Ltd. (the "Company") and its subsidiaries. The Company uses the proportionate consolidation method of accounting for investments in which it exercises joint control, and the cost method of accounting for other long-term investments. When there has been a loss in value of an investment that is other than temporary, the investment is written down to recognize such loss.

     TRANSLATION OF FOREIGN CURRENCY FINANCIAL STATEMENTS AND BALANCES: The Company's foreign operations' financial statements are translated from the foreign entity currency to Canadian dollars as follows:

     Self-Sustaining Foreign Operations: All assets and liabilities are translated at the rates prevailing at the balance sheet date. Revenues and expenses are translated at the weighted average rates throughout the year. Adjustments arising from translation are accumulated in the equity translation adjustment account, a separate component of shareholders' equity.

     Integrated Foreign Operations: Monetary items are translated at the rates prevailing at the balance sheet date and non-monetary items are translated at historic rates. Revenues and expenses are translated at weighted average rates throughout the year (other than depreciation which is translated at the same rates as the related fixed assets). Translation gains and losses are included in income.

     Exchange gains and losses resulting from both the translation of unhedged foreign currency monetary items and reductions in the Company's net investment in self-sustaining foreign operations are included in income.

     SHORT-TERM INVESTMENTS: Short-term investments consisting of commercial paper are carried at the lower of cost or market value. At December 31, 1995, 1994 and 1993, cost approximated market value.

     INVENTORIES: Inventories are carried at the lower of cost, determined under the first-in, first-out or average cost method, and net realizable value.

     REVENUE RECOGNITION: The Company recognizes revenue for services and products at the time they are provided, except for long-term contracts which are recognized on the percentage of completion method.

     PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. The net cost of assets retired or otherwise disposed of and the related accumulated allowance for depreciation are eliminated from the accounts in the year of disposal and the resulting gain or loss is included in income at that time.

     The provision for depreciation is computed using the straight-line method over the estimated useful life of the assets. The weighted average estimated useful life is 33 years for buildings, 5 years for leasehold improvements, 8 years for equipment, and 6 years for furniture and fixtures.

     GOODWILL: Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, currently 6 - 40 years. The net book value of goodwill would be written down if the value were permanently impaired. The Company assesses impairment by determining whether the unamortized goodwill balance can be recovered through undiscounted future operating cashflows of the acquired operation over its remaining life.

                            NOWSCO WELL SERVICE LTD.

     RESEARCH AND DEVELOPMENT: Research costs are expensed in the year in which they are incurred. Development costs related to a specific product or process that is proven to be technically and economically feasible would be capitalized and amortized over the economic life of the product or process.

     NET INCOME PER COMMON SHARE: Net income per common share is based on the weighted average number of shares outstanding during the year. Fully diluted net income per share is not presented because the dilutive effect of common shares under option, if such options were exercised, would not be material.

NOTE B -- CHANGE IN ACCOUNTING POLICY

     INVESTMENT IN JOINT VENTURES: Effective January 1, 1995, in response to a recommendation of the Canadian Institute of Chartered Accountants, the Company changed its method of accounting for its 49% investment in a jointly owned Argentine company from the equity method to proportionate consolidation. The financial statements of prior periods have been restated. There is no effect on net income as a result of this change.

NOTE C -- FINANCIAL INSTRUMENTS

     During the year ended December 31, 1995, the Company has used financial instruments as part of its investment strategy. Specifically, the Company has engaged in "cross currency" swaps involving the conversion of Canadian dollars into US dollars and investing the foreign currency in US dollar interest bearing deposit accounts. A forward contract was purchased to convert the US dollar to Canadian dollars on a predetermined date. The Company believes there is no risk associated with this vehicle since exchange rates and interest rates are fixed on the date of the initial conversion. The US dollar interest bearing deposit accounts were maintained with chartered banks in Canada. The maximum funds invested at any time in 1995 was $13.8 million. At December 31, 1995, no such investment vehicle was in use.

NOTE D -- INVESTMENT IN JOINT VENTURE

     The Company owns a 49 percent interest in an Argentine well servicing joint venture, a 40 percent interest in a Malaysian joint venture and a 65 percent interest in an Indonesian joint operation. These joint ventures and operations provide products and services similar to those offered by the Company.

     These investments are not material to the Company's financial statements.

NOTE E -- PROPERTY, PLANT & EQUIPMENT

                                                           1995         1994         1993
                                                         --------     --------     --------
                                                          (THOUSANDS OF CANADIAN DOLLARS)
    Property, plant and equipment:
         Land..........................................  $  4,922     $  5,811     $  5,741
         Buildings and improvements....................    34,807       24,453       22,516
         Equipment.....................................   362,090      353,168      265,604
         Furniture and fixtures........................     2,518        2,670        2,495
                                                         --------     --------     --------
              Total property, plant and equipment......   404,337      386,102      296,356
                                                         --------     --------     --------
    Accumulated depreciation:
         Buildings and improvements....................    10,334       10,180        9,382
         Equipment.....................................   200,541      179,379      153,587
         Furniture and fixtures........................     1,817        1,825        1,822
                                                         --------     --------     --------
              Total accumulated depreciation...........   212,692      191,384      164,791
                                                         --------     --------     --------
                                                         $191,645     $194,718     $131,565
                                                         ========     ========     ========

                            NOWSCO WELL SERVICE LTD.

NOTE F -- GOODWILL

                                                           1995         1994         1993
                                                         --------     --------     --------
                                                          (THOUSANDS OF CANADIAN DOLLARS)
    Goodwill...........................................  $ 33,208     $ 32,866     $ 33,556
    Accumulated amortization...........................   (17,257)     (14,544)     (11,842)
                                                         --------     --------     --------
                                                         $ 15,951     $ 18,322     $ 21,714
                                                         ========     ========     ========

NOTE G -- LONG-TERM DEBT

                                                           1995         1994         1993
                                                         --------     --------     --------
                                                          (THOUSANDS OF CANADIAN DOLLARS)
    Notes payable(1)...................................  $     --     $  2,153     $  4,351
    Capital lease obligations(2).......................        --          586        1,372
    Notes payable(3)...................................        --           --       31,791
                                                         --------     --------     --------
                                                               --        2,739       37,514
    Less current maturities............................        --        2,739       34,757
                                                         --------     --------     --------
    Long term debt.....................................  $     --     $     --     $  2,757
                                                         ========     ========     ========

- ---------------

(1) As part of the purchase price of an acquisition the Company issued non-interest bearing notes denominated in US dollars and secured by the property and equipment acquired. Repaid in full in 1995.

(2) Payable in Canadian and US dollars with fixed interest rates ranging from 4.9% to 8.0% per annum. Repaid in full in 1995.

(3) Denominated in Australian dollars and repaid in full in April 1994. By way of a foreign exchange swap and forward contracts, the loan was effectively repayable in Canadian dollars and was amortized over five years at an effective interest rate of 13.4%. Secured by a demand debenture and a general assignment of accounts receivable and shares of certain of the Company's subsidiaries.

Interest on long-term debt in 1995 was $13,000 (1994 -- $1,383,000;
1993 -- $5,003,000).

                            NOWSCO WELL SERVICE LTD.

NOTE H -- SHARE CAPITAL

1. AUTHORIZED -- an unlimited number of common shares without nominal or par value.

2. ISSUED AND OUTSTANDING -- details of changes in issued share capital, for the three year period ended December 31, 1995 are:


                                                          NUMBER OF SHARES          AMOUNT
                                                          ----------------     -----------------
                                                                                 (THOUSANDS OF
                                                                               CANADIAN DOLLARS)
    Balance, December 31, 1992..........................     16,418,266            $  59,279
    Issued upon exercise of employee stock options......        350,800                3,522
    Issued upon exercise of special warrants............      4,000,000               68,950
    Cancellation of acquired shares.....................        (61,836)                (511)
                                                             ----------             --------
    Balance, December 31, 1993..........................     20,707,230              131,240
    Issued upon exercise of employee stock options......        117,940                1,213
    Cancellation of acquired shares.....................        (55,624)                (850)
                                                             ----------             --------
    Balance, December 31, 1994..........................     20,769,546              131,603
    Issued upon exercise of employee stock options......         37,000                  352
                                                             ----------             --------
    BALANCE, DECEMBER 31, 1995..........................     20,806,546            $ 131,955
                                                             ==========             ========

3.  STOCK RELATED INCENTIVE PLANS

     At December 31, 1995 the Company maintained an Incentive Stock Option Plan.

     Under the terms of the Incentive Stock Option Plan, options may be granted at the discretion of the Board of Directors to full time officers and employees of the Company. The option price equals the closing price of the Company's shares on the day preceding the date of grant. The options are not assignable, are vested as to 20% of the shares covered thereby for each full year of employment over a five year period commencing on the date of grant, and expire after the 10th anniversary of the date of grant. All options granted under the plan become immediately vested upon a change in control, defined as the acquisition by any purchaser of 20% or more of the common shares of the Company.

     As at December 31, 1995, the Company also maintained a Stock Appreciation Rights Plan which mirrors the terms of the Incentive Stock Option Plan, except that upon exercise of a right the holder receives, as cash remuneration, the positive difference between the base value of the right and the closing price of the Company's shares on the exercise date. The plan was available to officers and employees of the Company who reside in the United States. During 1995, the Company has taken steps to eliminate this plan by converting Stock Appreciation Rights to Stock Options. A total of 216,800 Stock Appreciation Rights were converted during the period. As at December 31, 1995, 15,200 Stock Appreciation Rights remain outstanding.

                            NOWSCO WELL SERVICE LTD.

     The purchase price of common shares under options outstanding as at December 31, 1995 ranged from $9.00 to $23.50. The base value of stock appreciation rights outstanding as at December 31, 1995 ranged from $9.00 to $10.125. The Company has reserved 327,640 shares (1994 -- 555,200;
1993 -- 739,500) for possible future allocations under the Incentive Stock Option Plan. The maximum number of shares available for allocation under the stock option plan is 2,070,000.

                                     COMMON SHARES UNDER OPTION             STOCK APPRECIATION RIGHTS
                                -------------------------------------   ---------------------------------
                                  1995          1994          1993        1995         1994        1993
                                ---------   -------------   ---------   --------   ------------   -------
Outstanding, beginning of
  year........................  1,320,860     1,254,500       830,200    269,000      131,000      49,600
Granted.......................    589,300       209,100       826,500         --      146,000     110,500
Cancelled.....................   (167,800)      (24,800)      (51,400)  (253,200)      (3,000)     (1,000)
Exercised.....................    (37,000)     (117,940)     (350,800)      (600)      (5,000)    (28,100)
                                ---------     ---------     ---------   --------      -------     -------
Outstanding, end of year......  1,705,360     1,320,860     1,254,500     15,200      269,000     131,000
                                =========     =========     =========   ========      =======     =======

4.  SHAREHOLDER PROTECTION RIGHTS PLAN

     Under the Company's Shareholders Protection Rights Agreement, one right has been issued in respect of each outstanding common share. The rights are not exercisable and will not trade separately from the common shares at any time prior to a person or group acquiring, or announcing an intention to acquire 19.9% or more of the Company's common shares. If this event occurs, the rights may be exercised by all holders to purchase a determined number of common shares of the Company at a 50% discount to the then prevailing market price. The Rights Plan was ratified by shareholders in 1995 and will expire January 4, 2000.

NOTE I -- EQUITY TRANSLATION ADJUSTMENT

     The following is an analysis of the equity translation adjustment component of shareholders' equity:

                                                             1995        1994        1993
                                                            -------     -------     -------
                                                            (THOUSANDS OF CANADIAN DOLLARS)
    Balance, beginning of year............................  $(4,227)    $(8,019)    $(9,705)
    Translation of self-sustaining foreign operations.....      662       5,310       2,145
    Partial repatriation of capital from self-sustaining
      foreign operations..................................       --      (1,518)       (459)
                                                            -------     -------     -------
    Balance, end of year..................................  $(3,565)    $(4,227)    $(8,019)
                                                            =======     =======     =======

NOTE J -- ACQUISITIONS

     In 1994 and 1993, the Company expanded its operations in the US through the acquisition of four businesses. On September 28, 1994, the Company acquired, through a tender offer, the shares of Service Fracturing Company, a public company with onshore stimulation services comparable to those offered by the Company. On December 1, 1994 the Company acquired the shares of Pipeline Dehydrators Inc., a private company providing pipeline services.

     On June 1, 1993, the Company acquired the shares of Nitrogen Pumping and Coiled Tubing, Inc., a private company specializing in offshore coiled tubing applications in the Louisiana Gulf Coast region. On November 1, 1993 the Company acquired the assets and ongoing business of Acid Engineering, Inc. and the shares of Acid Engineering of Louisiana, Inc., private companies with onshore stimulation services similar to those offered by the Company.

     The acquisitions have been recorded using the purchase method with results from operations included in these financial statements from the dates of acquisition.

                            NOWSCO WELL SERVICE LTD.

     The net assets acquired have been recorded as follows:

                                                                        1994        1993
                                                                       -------     -------
                                                                          (THOUSANDS OF
                                                                       CANADIAN DOLLARS)
    Combined net assets acquired, at assigned values:
      Cash...........................................................  $ 9,574     $    --
      Non-cash current assets........................................    9,272      12,183
      Property, plant and equipment..................................   29,076      19,130
                                                                       -------     -------
              Total combined net assets..............................   47,922      31,313
                                                                       -------     -------
    Less:
      Current liabilities............................................    4,717       5,453
      Long-term debt.................................................       --         559
                                                                       -------     -------
                                                                         4,717       6,012
                                                                       -------     -------
      Net assets acquired............................................   43,205      25,301
      Goodwill.......................................................       --       3,774
                                                                       -------     -------
                                                                       $43,205     $29,075
                                                                       =======     =======
    Combined Consideration:
      Cash...........................................................  $43,205     $24,967
      Issuance of note payable.......................................       --       4,108
                                                                       -------     -------
                                                                       $43,205     $29,075
                                                                       =======     =======

NOTE K -- CONTINGENCIES AND COMMITMENTS

     The Company has been named a defendant in various legal actions arising in the normal course of business. It is the opinion of management that final determination of these claims will not materially affect the financial position or operating results of the Company.

     Canadian Federal taxation authorities have indicated their intention to issue Notices of Reassessment with respect to certain deductions claimed by the Company in connection with interest rate swaps and forward exchange contracts entered into in conjunction with the issuance of Australian denominated notes in 1989. The Company has received an opinion from special legal counsel that it should be entitled to the deductions claimed in its tax returns. Management of the Company is of the opinion that the Company's tax returns, as filed, are substantially correct. Accordingly, no provision has been made in the Company's accounts. If the Company had computed its income tax provisions for the years 1989 to 1995 on the basis of the position advanced by the tax authorities and, after giving effect to the resulting reduction in tax loss carryforwards available in 1995, net income in 1995 would have been reduced by a deferred tax charge of $6.3 million. In addition, future available scientific research and development deductions would be reduced to zero, and investment and scientific research and development tax credits would be reduced from $9.6 million to $8.0 million.

     The Company has letters of credit outstanding totalling $15,600,000 (1994 -- $16,543,000; 1993 -- $7,828,000) relating to performance under contracts.

NOTE L -- PENSION PLANS

     The Company has defined benefit or defined contribution pension plans covering most of its employees. Benefits for defined benefit plans are based on years of service and employees' compensation levels. The Company is obligated to fund defined benefit plans based on requirements as determined by independent actuaries.

                            NOWSCO WELL SERVICE LTD.

     DEFINED BENEFIT PLANS: At December 31, 1995, the actuarial present value of projected benefit obligations for services rendered is $47,292,000
(1994 -- $46,511,000; 1993 -- $42,113,000). The average market value of pension assets is $48,072,000 at December 31, 1995 (1994 -- $45,922,000;
1993 -- $43,990,000).

     Pension plan assets are stated at average market value using a five-year moving average and include marketable equity and corporate and government debt securities.

NOTE M -- RESTRUCTURING CHARGE

     During 1995, the Company recorded a charge against income of $5,194,000 related to a restructuring of its United States well service operations. Costs were incurred of $980,000 related to employee severance, relocation and base closure expenses. A further $1,278,000 was recorded as a result of the writedown of goodwill and intangibles and $2,936,000 for the writedown of inventory and equipment.

NOTE N -- INCOME TAXES

                                                             1995        1994        1993
                                                            -------     -------     -------
                                                            (THOUSANDS OF CANADIAN DOLLARS)
    Income (loss) before income taxes and discontinued
      operations:
      Canada..............................................  $11,798     $18,817     $14,796
      Foreign.............................................    6,817      12,148      14,170
                                                            -------     -------     -------
                                                            $18,615     $30,965     $28,966
                                                            =======     =======     =======
    Income taxes (recovery):
    Current:
      Canada..............................................  $   281     $    81     $   387
      Foreign.............................................    2,229       2,679       1,497
                                                            -------     -------     -------
                                                            $ 2,510     $ 2,760     $ 1,884
                                                            =======     =======     =======
    Deferred:
      Canada..............................................  $    --     $    --     $    --
      Foreign.............................................      (75)     (1,077)        646
                                                            -------     -------     -------
                                                            $   (75)    $(1,077)    $   646
                                                            =======     =======     =======
    Total:
      Canada..............................................  $   281     $    81     $   387
      Foreign.............................................    2,154       1,602       2,143
                                                            -------     -------     -------
                                                            $ 2,435     $ 1,683     $ 2,530
                                                            =======     =======     =======

     The provision for deferred income taxes results from timing differences in the recognition of revenues and expenses for income tax and financial statement purposes. The tax effects of these differences are as follows:

                                                             1995        1994        1993
                                                             -----      -------      -----
                                                            (THOUSANDS OF CANADIAN DOLLARS)
    Depreciation...........................................  $(799)     $(1,628)     $(252)
    Interest and Other.....................................    724          551        898
                                                             ------                  ------
                                                                 -                       -
                                                                        -------
    Provision for deferred income taxes (recovery).........  $ (75)     $(1,077)     $ 646
                                                             =======    =======      =======

                            NOWSCO WELL SERVICE LTD.

     The Company's consolidated income tax provision is based upon the tax rates and allowances applicable to each of the various tax jurisdictions under which the Company operates. As a result, the consolidated tax position differs from that expected by applying the combined Canadian federal and provincial income tax rate to consolidated income before income taxes and discontinued operations for the following reasons:

                                                             1995        1994        1993
                                                            -------     -------     -------
                                                            (THOUSANDS OF CANADIAN DOLLARS)
    Expected combined Canadian federal and provincial
      tax.................................................  $ 8,247     $13,651     $12,783
    Differences in foreign statutory tax rates............   (4,462)     (2,332)     (5,046)
    Manufacturing and processing deduction................     (169)     (1,925)       (456)
    Net impact of current and prior year losses...........   (1,783)     (7,831)     (5,957)
    Capital and other indirect taxes......................      760         459       1,370
    Other differences.....................................     (158)       (339)       (164)
                                                            -------     -------     -------
    Consolidated income tax provision.....................  $ 2,435     $ 1,683     $ 2,530
                                                            =======     =======     =======

     As at December 31, 1995, the Company and its subsidiaries have unrecorded income tax benefits resulting from income tax losses and scientific research and development expenditures of $88.1 million (Canada -- $30.0 million;
Foreign -- $58.1 million).

     Canadian amounts represent scientific research and development deductions which have an unlimited carryforward period. Foreign amounts are comprised mainly of losses which expire in varying amounts between 1998 and 2010. Recognition has been given in the financial statements to $28.0 million of these amounts (Canada -- $15.4 million; Foreign -- $12.6 million).

     In addition, the Company has investment and scientific research and development tax credits in Canada of $9.6 million which are available to reduce future federal income taxes payable. The tax credits expire in varying amounts between 1999 and 2005.

     Please refer also to Note K -- Contingencies and Commitments.

NOTE O -- GEOGRAPHIC INFORMATION

     The Company has identified one industry segment which provides skilled people, specialized technology, products and equipment to the oil and gas industry and to the pipeline, mining and industrial sectors throughout the world.

     The Company has identified Canada, United States and International as geographic segments. International includes operations in the United Kingdom, Europe, Africa, Middle East, Asia Pacific, Russia and Argentina.

                            NOWSCO WELL SERVICE LTD.

     The revenue, operating income (loss), funds from operations and identifiable assets by geographic region are as follows:

                                                           1995         1994         1993
                                                         --------     --------     --------
                                                         (THOUSANDS OF CANADIAN DOLLARS)
    REVENUE:
      Canada...........................................  $151,349     $160,703     $125,057
      United States....................................   141,660      112,241       45,826
      International....................................   187,119      132,633      120,630
                                                         --------     --------     --------
                                                         $480,128     $405,577     $291,513
                                                         ========     ========     ========
    OPERATING INCOME (LOSS):
      Canada...........................................  $ 13,701     $ 26,246     $ 16,748
      United States....................................   (10,065)(1)     (206)       1,107
      International....................................    12,890        2,088        8,678
                                                         --------     --------     --------
                                                         $ 16,526     $ 28,128     $ 26,533
                                                         ========     ========     ========
    FUNDS FROM OPERATIONS BEFORE ALLOCATION OF INDIRECT
      COSTS(2):
      Canada...........................................  $ 28,131     $ 38,731     $ 30,002
      United States....................................    12,000       13,247        6,193
      International....................................    31,680       20,453       25,624
                                                         --------     --------     --------
                                                         $ 71,811     $ 72,431     $ 61,819
                                                         ========     ========     ========
    IDENTIFIABLE ASSETS:
      Canada...........................................  $ 99,743     $114,327     $ 76,832
      United States....................................    99,360      113,965       64,251
      International....................................   132,696      122,832      117,191
                                                         --------     --------     --------
                                                         $331,799     $351,124     $258,274
                                                         ========     ========     ========
    Cash and equivalents...............................    26,591        7,013       87,329
                                                         --------     --------     --------
                                                         $358,390     $358,137     $345,603
                                                         ========     ========     ========

- ---------------

(1) Includes restructuring charge of $5.2 million.

(2) Funds from operations exclude non-cash items, interest, other income and indirect corporate and research and development expenditures.

                            NOWSCO WELL SERVICE LTD.

NOTE P -- NON-CASH WORKING CAPITAL

     The decrease (increase) in non-cash working capital comprises the following:

                                                           1995         1994         1993
                                                          -------     --------     --------
                                                           (THOUSANDS OF CANADIAN DOLLARS)
    Accounts receivable.................................  $ 8,752     $(11,112)    $(12,482)
    Inventories.........................................    5,163       (8,917)       1,243
    Prepaid expenses....................................    1,437       (1,084)      (1,538)
    Accounts payable and accrued liabilities............   (2,509)      10,282       10,563
    Effects of exchange rate changes....................    4,629       (5,796)        (401)
                                                          -------     --------     --------
    Decrease (increase) in non-cash working capital ....   17,472      (16,627)      (2,615)
    Decrease (increase) in non-cash working capital
      related to property, plant and equipment..........   (4,339)       7,238        1,945
                                                          -------     --------     --------
                                                          $13,133     $ (9,389)    $   (670)
                                                          =======     ========     ========

NOTE Q -- UNITED STATES ACCOUNTING PRINCIPLES

     The consolidated financial statements, prepared in accordance with Canadian generally accepted accounting principles (GAAP), conform with those generally accepted in the United States, except:

     EQUITY TRANSLATION ADJUSTMENT: During 1994, the Company released $1,518,000 (1993 -- $459,000) of the equity translation adjustment balance into interest and other income on partial repatriation of capital from foreign operations. Under United States GAAP, adjustments to the equity translation account are made only where there is a disposition of ownership to a third party.

     RECOGNITION OF DEFERRED TAX ASSETS: Under United States GAAP, deferred tax assets and liabilities are recognized and measured based on the likelihood of realization of a tax benefit in future years from the utilization of operating loss and tax credit carryforwards and temporary differences. Applying these provisions to the Company's loss and tax credit carryforwards and temporary differences would result in recognition of a deferred tax asset and an increase in retained earnings of $3,000,000.

     RETAINED EARNINGS: If the consolidated financial statements were prepared in accordance with United States GAAP, retained earnings would be as follows:

                                                           1995         1994         1993
                                                         --------     --------     --------
                                                          (THOUSANDS OF CANADIAN DOLLARS)
    Retained earnings per Canadian GAAP................  $158,154     $149,241     $127,444
    Add (deduct):
      Equity translation adjustment....................    (2,956)      (2,956)      (1,438)
      Deferred taxes...................................     3,000           --           --
                                                         --------     --------     --------
    Retained earnings per United States GAAP...........  $158,198     $146,285     $126,006
                                                         ========     ========     ========

                            NOWSCO WELL SERVICE LTD.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
            (THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE INFORMATION)

                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                      -------------------------
                                                                         1996           1995
                                                                      ----------     ----------
Revenue
  Operations........................................................  $  126,552     $  120,287
Operating costs and expenses
  Material and operating............................................     101,139         99,285
  General and administrative........................................       5,325          5,711
  Depreciation and amortization.....................................       9,884          9,783
                                                                      ----------     ----------
                                                                         116,348        114,779
                                                                      ----------     ----------
Operating income before undernoted..................................      10,204          5,508
  Interest and other income.........................................         718            159
  Interest expense..................................................         (30)          (127)
                                                                      ----------     ----------
Income before income taxes..........................................      10,892          5,540
  Income taxes......................................................         786            888
                                                                      ----------     ----------
Net income..........................................................  $   10,106     $    4,652
                                                                      ==========     ==========
Number of shares outstanding at end of period.......................  20,828,796     20,770,146
                                                                      ==========     ==========
Net income per share                                                  $     0.49     $     0.22
                                                                      ==========     ==========

           See notes to condensed consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                        (THOUSANDS OF CANADIAN DOLLARS)

                                                               MARCH 31,   DECEMBER 31,   MARCH 31,
                                                                 1996          1995         1995
                                                               ---------   ------------   ---------
                                              ASSETS
Current assets
  Cash and equivalents.......................................  $ 29,708     $ 26,591     $     --
  Accounts receivable and other..............................   104,012       96,211      119,894
  Inventories................................................    24,659       21,717       25,571
                                                               --------     ----------   --------
                                                                158,379      144,519      145,465
Due from affiliate...........................................     6,193        6,275           --
Property, plant and equipment -- net.........................   187,952      191,645      205,398
Goodwill -- net..............................................    15,767       15,951       17,735
                                                               --------     ----------   --------
                                                               $368,291     $358,390     $368,598
                                                               ========     ========     ========

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank indebtedness..........................................  $     --     $     --     $  3,542
  Accounts payable and other.................................    72,485       69,488       76,833
  Current maturities of long-term debt.......................        --           --        2,656
                                                               --------     ----------   --------
                                                                 72,485       69,488       83,031
Deferred income taxes........................................     2,383        2,358        2,491
Shareholders' equity
  Share capital..............................................   132,181      131,955      131,609
  Retained earnings..........................................   168,260      158,154      153,893
  Equity translation adjustment..............................    (7,018)      (3,565)      (2,426)
                                                               --------     ----------   --------
                                                                293,423      286,544      283,076
                                                               --------     ----------   --------
                                                               $368,291     $358,390     $368,598
                                                               ========     ========     ========

           See notes to condensed consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.

         CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CASH POSITION
                                  (UNAUDITED)
                        (THOUSANDS OF CANADIAN DOLLARS)

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Operating activities:
  Net income from operations...........................................  $ 10,106     $  4,652
  Add item not affecting cash:
     Depreciation and amortization.....................................     9,884        9,783
                                                                         --------     --------
Funds from operations..................................................    19,990       14,435
  (Increase) in non-cash working capital...............................   (10,983)     (11,234)
                                                                         --------     --------
Cash flow from operations..............................................     9,007        3,201
Investing activities:
  Purchase of property, plant and equipment -- net.....................    (6,137)     (13,913)
  Due from affiliate...................................................        82           --
                                                                         --------     --------
Cash (out) flow resulting from investing activities....................    (6,055)     (13,913)
                                                                         --------     --------
Financing activities:
  Proceeds from issuance of common shares..............................       226            6
  Reduction in long-term debt..........................................        --          (86)
                                                                         --------     --------
  Cash (out) flow resulting from financing activities..................       226          (80)
                                                                         --------     --------
Increase (decrease) in net cash position...............................     3,178      (10,792)
Effect of exchange rate changes on cash position.......................       (61)         237
Net cash position at beginning of year.................................    26,591        7,013
                                                                         --------     --------
Net cash position* at end of period....................................  $ 29,708     $ (3,542)
                                                                         ========     ========

- ---------------

* Net cash position comprises cash, short term deposits, and short term investments less bank indebtedness.

           See notes to condensed consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     The condensed consolidated financial statements, expressed in Canadian dollars, are unaudited, but in the opinion of the Company, all normal recurring adjustments considered necessary for a fair presentation of the consolidated results of the operations for the interim period have been made.

     Net income per common share was computed by dividing net income by the weighted average number of shares outstanding during the period.

     Certain comparative information has been reclassified to conform with current period's presentation.

              FINANCIAL INFORMATION REGARDING GEOGRAPHIC SEGMENTS
                                  (UNAUDITED)
                        (THOUSANDS OF CANADIAN DOLLARS)

THREE MONTHS ENDED MARCH 31:

                                                               OPERATING INCOME       FUNDS FROM
                                               REVENUE              (LOSS)           OPERATIONS(1)
                                         -------------------   -----------------   -----------------
                                           1996       1995      1996      1995      1996      1995
                                         --------   --------   -------   -------   -------   -------
Canada.................................  $ 52,152   $ 50,206   $ 8,636   $ 7,401   $12,965   $10,976
United States..........................    34,161     33,546      (371)     (542)    4,005     4,023
International..........................    40,239     36,535     1,939    (1,351)    6,357     3,154
                                         --------   --------   -------   -------   -------   -------
          Total........................  $126,552   $120,287   $10,204   $ 5,508   $23,327   $18,153
                                         ========   ========   =======   =======   =======   =======

- ---------------

(1) Funds from operations exclude indirect corporate costs and research and development expenditures.

ITEM 7.  (b) PRO FORMA INFORMATION RELATIVE TO THE ACQUIRED BUSINESS.

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

      The following pro forma financial statements are based on the historical financial information of BJ Services, Nowsco and The Western Company of North America ("Western") giving effect to the Nowsco Acquisition and the acquisition of Western (the "Western Acquisition") under the purchase method of accounting, the issuance of 8.5 million shares of Common Stock in the Common Stock Offering, the application of the net proceeds therefrom and the other adjustments described in the accompanying Notes to Pro Forma Financial Statements. For purposes of the pro forma financial statements, Nowsco's statement of operations has been translated from Canadian dollars into U.S. dollars using the average exchange rates prevailing during the respective periods, and Nowsco's statement of financial position has been translated using the exchange rate as of March 31, 1996. The exchange rates used to translate Nowsco's financial information from Canadian dollars to U.S. dollars are as follows:

    March 31, 1996............................................................  U.S.$.74
    Six months ended March 31, 1996...........................................       .73
    Twelve months ended September 30, 1995....................................       .72

     The pro forma financial statements are derived from the historical consolidated financial statements of BJ Services, Nowsco and Western for the indicated periods which, in the case of the statements of operations of Nowsco, differ from the period used for presentation of Nowsco's financial statements. The historical financial information with respect to Nowsco has been taken from or based upon Nowsco's annual report on Form 20-F for the fiscal year ended December 31, 1995, and its quarterly reports to shareholders for the fiscal quarters ended December 31, 1994, September 30, 1995 and March 31, 1996. In the case of Nowsco, the statement of operations for the twelve months ended September 30, 1995 was derived by combining the last three months of its fiscal year ended December 31, 1994 with the first nine months of its fiscal 1995 and the statement of operations for the six months ended March 31, 1996 was derived by combining the last three months of its fiscal year ended December 31, 1995 with the first three months of its fiscal year ended December 31, 1996. The pro forma statement of financial position was prepared as if the Nowsco Acquisition had occurred on March 31, 1996. The pro forma statements of operations were prepared as if the Nowsco Acquisition had occurred as of October 1, 1994 and do not include any estimate for loss of revenue from overlapping locations, any consolidation savings or the effect of any modifications in operations that might have occurred had BJ Services owned and operated the businesses during the periods presented except as described in the Notes to the Pro Forma Financial Statements. In the case of Western, pro forma adjustments were made to the pro forma statement of operations for the twelve months ended September 30, 1995 to reflect the pro forma results of the Western Acquisition during the first six months of fiscal 1995 assuming the Western Acquisition occurred on October 1, 1994. The adjustments were derived from Western's historical financial statements and from pro forma financial information filed in conjunction with the Western Acquisition on Form 8-K/A dated May 23, 1996. Actual results of Western's operations were included with BJ Services' results beginning April 1, 1995.

      The pro forma financial statements should be read in conjunction with the Notes to Pro Forma Financial Statements and with the Consolidated Financial Statements of BJ Services and Nowsco and the related notes thereto included elsewhere in this Current Report on Form 8-K. The pro forma financial statements have been prepared based upon assumptions deemed appropriate by management of BJ Services. This information is prepared for informational purposes only and is not necessarily indicative of the actual results that would have been achieved had the Nowsco Acquisition and related financing occurred on these dates, or of future results. Actual results of Nowsco's operations will be included with BJ Services' results only from the date on which the Nowsco Acquisition is consummated.

             PRO FORMA STATEMENT OF FINANCIAL POSITION (UNAUDITED)
                                 MARCH 31, 1996

                                                        HISTORICAL                PRO FORMA(10)
                                                  ----------------------   ---------------------------
                                                  BJ SERVICES    NOWSCO    ADJUSTMENTS       COMBINED
                                                  -----------   --------   -----------      ----------
                                                                     (IN THOUSANDS)
                                                ASSETS
Current assets:
  Cash and cash equivalents.....................   $   3,091    $ 21,984    $ (17,804)(2)   $
                                                                               (4,180)(3)        3,091
  Receivables -- net............................     168,574      76,969                       245,543
  Inventories...................................      70,993      18,248                        89,241
  Deferred income taxes and other...............      23,603                                    23,603
                                                   ---------    --------    ---------       ----------
          Total current assets..................     266,261     117,201      (21,984)         361,478
Property -- net.................................     414,080     139,084                       553,164
Deferred income taxes...........................     109,564                   10,000(1)       119,564
Goodwill and other assets.......................     206,061      16,250      396,984(1)       619,295
                                                   ---------    --------    ---------       ----------
                                                   $ 995,966    $272,535    $ 385,000       $1,653,501
                                                   =========    ========    =========       ==========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................   $  87,671    $ 53,639    $               $  141,310
  Short-term borrowings and current portion of
     long-term debt.............................      20,275                                    20,275
  Accrued liabilities...........................      68,714                   25,000(1)
                                                                                5,000(9)        98,714
                                                   ---------    --------    ---------       ----------
          Total current liabilities.............     176,660      53,639       30,000          260,299
Long-term debt..................................     282,021                  298,548(3)       580,569
Other long-term liabilities.....................      52,127       1,763                        53,890
Stockholders' equity............................     485,158     217,133      (17,804)(2)
                                                                             (199,329)(1)
                                                                              278,585(3)
                                                                               (5,000)(9)      758,743
                                                   ---------    --------    ---------       ----------
                                                   $ 995,966    $272,535    $ 385,000       $1,653,501
                                                   =========    ========    =========       ==========

                  See Notes to Pro Forma Financial Statements

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                        SIX MONTHS ENDED MARCH 31, 1996

                                                         HISTORICAL               PRO FORMA(10)
                                                   ----------------------   -------------------------
                                                                              NOWSCO
                                                   BJ SERVICES    NOWSCO    ADJUSTMENTS      COMBINED
                                                   -----------   --------   -----------      --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue..........................................   $ 407,295    $182,183    $               $589,478
Operating Expenses:
  Cost of sales and services.....................     359,734     164,731                     524,465
  General and administrative.....................      16,722       7,998                      24,720
  Goodwill amortization..........................       2,671                    4,962(4)       7,633
  Unusual charge.................................                   3,349                       3,349
                                                   -----------   --------   -----------      --------
       Total operating expenses..................     379,127     176,078        4,962        560,167
                                                   -----------   --------   -----------      --------
Operating income.................................      28,168       6,105       (4,962)        29,311
Interest expense.................................     (11,095)        (60)      (9,600)(5)    (20,755)
Interest and other income........................       1,665         853                       2,518
                                                   -----------   --------   -----------      --------
Income before income taxes.......................      18,738       6,898      (14,562)        11,074
Income tax expense...............................       5,170         341       (1,287)(6)      4,224
                                                   -----------   --------   -----------      --------
Net income.......................................   $  13,568    $  6,557    $ (13,275)      $  6,850
                                                     ========    ========    =========       ========
Weighted average shares outstanding..............      28,560                    8,500(3)      37,060
                                                     ========                =========       ========
Net income per share.............................   $     .48                                $    .18
                                                     ========                                ========

                  See Notes to Pro Forma Financial Statements

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                     TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                             PRO FORMA(10)
                                            HISTORICAL         ------------------------------------------
                                      ----------------------     WESTERN         NOWSCO
                                      BJ SERVICES    NOWSCO    ADJUSTMENTS     ADJUSTMENTS      COMBINED
                                      -----------   --------   -----------     -----------     ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue.............................   $ 633,660    $339,269    $ 173,922(7)    $              $1,146,851
Operating Expenses:
  Cost of sales and services........     564,587     306,849      169,097(7)                    1,040,533
  General and administrative........      28,318      16,133        5,033(7)                       49,484
  Goodwill amortization.............       3,266                    2,157(7)        9,925(4)       15,348
  Unusual charge....................      17,200         481      (17,200)(8)                         481
                                        --------    --------     --------        --------      ----------
       Total operating expenses.....     613,371     323,463      159,087           9,925       1,105,846
                                        --------    --------     --------        --------      ----------
Operating income....................      20,289      15,806       14,835          (9,925)         41,005
Interest expense....................     (15,164)       (640)      (8,499)(7)     (20,500)(5)     (44,803)
Interest and other income...........       3,662       3,089          362(7)                        7,113
                                        --------    --------     --------        --------      ----------
Income before income taxes..........       8,787      18,255        6,698         (30,425)          3,315
Income tax expense (benefit)........      (1,102)      2,007        3,099(6)       (2,793)(6)       1,211
                                        --------    --------     --------        --------      ----------
Net income..........................   $   9,889    $ 16,248        3,599       $ (27,632)     $    2,104
                                        ========    ========     ========        ========      ==========
Weighted average shares
  outstanding.......................      21,376                    6,550(7)        8,500(3)       36,426
                                        ========                 ========        ========      ==========
Net income per share................   $     .46                                               $      .06
                                        ========                                               ==========

                  See Notes to Pro Forma Financial Statements

              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) The pro forma financial statements reflect the purchase of 100% of the outstanding shares of Nowsco common stock at a price of Cdn $35.00, or $25.55 per share. In accordance with purchase accounting, the assets and liabilities of Nowsco will be recorded on BJ Services' books at estimated fair market value with the remaining purchase price reflected as goodwill. Valuation and other studies which will be used to determine the fair market value of Nowsco's assets and liabilities are not yet available. Accordingly, for purposes of these pro forma financial statements, the allocation of the purchase price has been made based on the historical book value of Nowsco. Such allocation of the purchase price is, therefore, preliminary and the final allocation may be substantially different.

     The following reflects management's estimates of the necessary adjustments to Nowsco's historical statement of financial position:

        BJ Services Consideration Paid:
          Cash to Nowsco stockholders.....................................  $574,313
          Transaction costs...............................................     7,000
                                                                            --------
          Total consideration.............................................   581,313
        Less: Nowsco's stockholders' equity...............................   199,329(a)
                                                                            --------
          Net adjustment..................................................  $381,984
                                                                            ========
        Allocation of Adjustment:
          Deferred tax asset..............................................  $ 10,000
          Accrual for severance, facility closings and other nonrecurring
             costs associated with the acquisition........................   (25,000)
          Goodwill........................................................   396,984
                                                                            --------
                                                                            $381,984
                                                                            ========

- ---------------

     (a) Reflects material cash transactions of $(17,804) directly related and prior to the Nowsco Acquisition. See Note 2.

(2) Reflects material cash transactions directly related and prior to the Nowsco Acquisition as follows:

        Exercise of stock options.........................................  $ 17,996
        Payment of Great Lakes termination and breakup fees...............   (22,300)
        Payment of Nowsco advisory fees...................................   (13,500)
                                                                            --------
                                                                            $(17,804)
                                                                            ========

(3) Assumes approximately one-half of the acquisition price is financed through the issuance of 8,500,000 shares of Common Stock at a net price of $33.00 per share, and after using the available cash from Nowsco, the Company uses the New Bank Credit Facility to retire its borrowings under its previously existing bank credit facility and to finance the remaining portion of the cash consideration.

     The financing of the total consideration is summarized as follows:

        Cash from New Bank Credit Facility................................  $298,548
        Cash and short-term investments...................................     4,180
        Net proceeds from the Common Stock Offering.......................   278,585
                                                                            --------
                                                                            $581,313
                                                                            ========

(4)  Reflects amortization of the increase to goodwill over a 40-year period.

(5) Reflects interest expense on the borrowings to finance the Nowsco Acquisition at an average assumed rate of 6.8% for the fiscal year and 6.3% for the six-month period. The effect of each .125% change in the assumed rate would change interest expense by $726 per annum.

 (6) Adjustment to reflect a 35% assumed tax rate for the acquired operations and the tax effect of the pro forma adjustments, with the exception of goodwill amortization.

 (7) Adjustments to reflect the pro forma results of the Western Acquisition for the first six months of the fiscal year, assuming that the Western Acquisition occurred on October 1, 1994.

 (8) Adjustments to eliminate the following nonrecurring charges incurred by BJ Services following and directly related to the Western Acquisition:

     Facility closings.........................................................  $ 5,596
     Change in control costs...................................................    5,381
     Legal and other...........................................................    4,047
     Severance costs...........................................................    2,176
                                                                                 -------
               Total...........................................................  $17,200
                                                                                 =======

 (9) The pro forma statement of operations has not been adjusted for the following nonrecurring charges which are estimated and are expected to be incurred by BJ Services within the 12-month period following the Nowsco Acquisition.

     Writeoff of unamortized bank fees.........................................   $2,000
     Legal, accounting and other...............................................    3,000
                                                                                  -------
                                                                                  $5,000
                                                                                  =======

     These items have been reflected in the pro forma statement of financial position as an addition to accrued liabilities and a reduction to stockholders' equity.


(10) The Company anticipates that the Common Stock Offering will be consummated by mid-July 1996 and that the net proceeds therefrom will be applied to repay certain indebtedness under the New Bank Credit Facility. Because the closing of the Common Stock Offering is subject to certain conditions, some of which are outside the control of the Company, the Company can make no assurance that the Common Stock Offering will be consummated. In the event that the Common Stock Offering is not consummated, the pro forma financial information presented herein would be materially different, including the changes summarized below (in millions, except per share amounts):


                                                              TWELVE MONTHS             SIX MONTHS
                                                                  ENDED                   ENDED
                                      MARCH 31, 1996        SEPTEMBER 30, 1995        MARCH 31, 1996
                                   --------------------    --------------------    --------------------
     Short-term borrowings and
       current portion of
       long-term debt............  Increase of $278.6
     Stockholders' equity........  Decrease of $278.6
     Interest expense............                          Increase of $ 23.1      Increase of $ 11.0
     Net income (loss)...........                          Decrease of $ 15.0      Decrease of $  7.2
     Net income (loss) per
       share.....................                          Decrease of $  .52      Decrease of $  .19

(c)     Exhibits

        23.1 - Consent of KPMG Peat Marwick Thorne

        23.2 - Consent of Deloitte & Touche LLP

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BJ SERVICES COMPANY



                                        By:  Matthew D. Fitzgerald
                                           -----------------------------------
                                             Matthew D. Fitzgerald
                                                  Controller


Date:  June 28, 1996